As filed with the Securities and Exchange Commission on April 25, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Modular Medical, Inc.

(Exact name of registrant as specified in its charter)

Nevada	87-0620495
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

10740 Thornmint Road

San Diego, California 92127

(858) 800-3500

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

James Besser

Chief Executive Officer

Modular Medical, Inc.

10740 Thornmint Road

San Diego, California 92127

(858) 800-3500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Lawrence Metelitsa, Esq.

Lucosky Brookman LLP

101 Wood Avenue South, 5th Floor

Iselin, NJ 08830

(732) 395-4400

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective on filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This registration statement contains a resale prospectus to be used for the resale by the selling stockholders, pursuant to General Instruction I.B.3 to Form S-3, of up to 20,398,891 shares of our Common Stock held by the selling stockholders and issuable upon the exercise of Common Stock purchase warrants held by such selling stockholders.

We intend for the offering and sale of shares pursuant to this prospectus to be a secondary offering of our shares in accordance with General Instruction I.B.3 of Form S-3, which allows outstanding securities to be offered for the account of any person other than the registrant.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated April 25, 2025

PROSPECTUS

Modular Medical, Inc.

20,398,891 Shares of Common Stock

This prospectus relates to the resale, from time to time, of up to 20,398,891 shares (the “Shares”) of our Common Stock, par value $0.001 per share (“Common Stock”), by the selling stockholders identified in this prospectus under “Selling Stockholders” (the “Offering”) pursuant to: (a) Securities Purchase Agreements dated March 20, 2025 (the “Purchase Agreement”) with several purchasers (the “Purchasers”), whereby we issued to the Purchasers (i) 12,495,312 shares of Common Stock and (ii) warrants (the “PIPE Warrants”) to purchase up to an aggregate of 6,247,656 shares of our Common Stock; (b) a Subscription Agreement dated March 20, 2025, whereby we issued to the investor (the “Investor,” and, collectively with the Purchasers, the “Selling Stockholders”) (i) 520,834 shares of Common Stock and (ii) warrants (the “Subscription Warrants,” and, collectively with the PIPE Warrants, the “Warrants”) to purchase up to an aggregate of 260,417 shares of our Common Stock; and (c) Placement Agent Warrants (“Placement Agent Warrants”) whereby we issued to the Selling Stockholders Placement Agent Warrants exercisable for 874,672 shares of our Common Stock.

We are not selling any shares of our Common Stock under this prospectus and will not receive any proceeds from the sale of the Shares. We would, however, receive proceeds from any warrants that are exercised through the payment of the exercise price in cash of such warrants, in a maximum amount of up to approximately $7,289,042. The Selling Stockholders will bear all commissions and discounts, if any, attributable to the sale of the Shares. We will bear all costs, expenses, and fees in connection with the registration of the Shares.

No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE “RISK FACTORS” ON PAGE 6  OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.

Our Common Stock is listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol “MODD.” On April 24, 2025, the last reported sale price of our Common Stock on Nasdaq was $0.94 per share.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is        , 2025

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission (the “SEC”). You should read this prospectus and the information and documents incorporated by reference carefully. Such documents contain important information you should consider when making your investment decision. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus.

This prospectus may be supplemented from time to time to add, update, or change information in this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in a prospectus supplement modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. You may only rely on the information contained in this prospectus or that we have referred you to. We have not authorized anyone to provide you with different information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities offered by this prospectus. This prospectus and any future prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus or any prospectus supplement nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus or such prospectus supplement or that the information contained by reference to this prospectus or any prospectus supplement is correct as of any time after its date.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed, or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

The Selling Stockholders are offering the Shares only in jurisdictions where such offer is permitted. The distribution of this prospectus and the sale of the Shares in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the distribution of this prospectus and the sale of the Shares outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, the Shares by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the prospectus supplement. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”

We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations, and prospects may have changed since those dates.

When we refer to “we,” “our,” “us,” and the “Company” in this prospectus, we mean Modular Medical, Inc., unless otherwise specified. When we refer to “you,” we mean the holders of the applicable series of securities. Our fiscal year ends on March 31 of each calendar year. Each reference to a fiscal year in this prospectus refers to the fiscal year ended or ending March 31 of the calendar year indicated (for example, fiscal 2026 refers to the fiscal year ending March 31, 2026).

ii

SPECIAL NOTICE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain or may contain forward-looking statements that involve risks and uncertainties. These forward-looking statements contain information about our expectations, beliefs, or intentions regarding future events, our future financial performance, business strategy and plans and objectives of management for future operations, including business, financial condition, results of operations, strategies or prospects, and other similar matters. These forward-looking statements are based on management’s current expectations and assumptions about future events, which are inherently subject to uncertainties, risks, and changes in circumstances that are difficult to predict. These statements may be identified by words such as “expects,” “plans,” “projects,” “will,” “may,” “anticipates,” “believes,” “should,” “intends,” “estimates,” and other words of similar meaning.

These statements relate to future events or our future operational or financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by these forward-looking statements. Factors that may cause actual results to differ materially from current expectations include, among other things, those listed under the section titled “Risk Factors” and elsewhere in this prospectus, in any related prospectus supplement and in any related free writing prospectus.

Any forward-looking statement in this prospectus, in any related prospectus supplement, and in any related free writing prospectus reflects our current view with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to our business, results of operations, industry, and future growth. Given these uncertainties, you should not place undue reliance on these forward-looking statements. No forward-looking statement is a guarantee of future performance. You should read this prospectus, any related prospectus supplement, and any related free writing prospectus and the documents that we reference herein and therein and have filed as exhibits hereto and thereto completely and with the understanding that our actual future results may be materially different from any future results expressed or implied by these forward-looking statements. Except as required by law, we assume no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future.

This prospectus, any related prospectus supplement, and any related free writing prospectus also contain or may contain estimates, projections, and other information concerning our industry, our business, and the markets for our products, including data regarding the estimated size of those markets and their projected growth rates. Information that is based on estimates, forecasts, projections, or similar methodologies is inherently subject to uncertainties and actual events or circumstances may differ materially from events and circumstances reflected in this information. Unless otherwise expressly stated, we obtained these industry, business, market and other data from reports, research surveys, studies, and similar data prepared by third parties, industry and general publications, government data, and similar sources. In some cases, we do not expressly refer to the sources from which these data are derived.

iii

PROSPECTUS SUMMARY

This summary highlights certain information about us, this Offering and information appearing elsewhere in this prospectus and in the documents, we incorporate by reference. This summary is not complete and does not contain all of the information that you should consider before investing in our securities. To fully understand this Offering and its consequences to you, you should read this entire prospectus carefully, including the information referred to under the heading “Risk Factors” in this prospectus beginning on page 6,  the financial statements, and other information incorporated by reference in this prospectus when making an investment decision. This is only a summary and may not contain all the information that is important to you. You should carefully read this prospectus, including the information incorporated by reference therein, and any other offering materials, together with the additional information described under the heading “Where You Can Find More Information.”

THE COMPANY

Overview

We are a pre-revenue medical device company focused on the design, development and commercialization of innovative insulin pumps using modernized technology to increase pump adoption in the diabetes marketplace. Through the creation of a novel two-part patch pump, our initial product, the MODD1, and its successor tubeless product, the Pivot, we seek to fundamentally alter the trade-offs between cost and complexity and access to the higher standards of care that presently available insulin pumps provide. By simplifying and streamlining the user experience from introduction, prescription, reimbursement, training and day-to-day use, we seek to expand the wearable insulin delivery device market beyond the highly motivated “super users” and expand the category into the mass market. The product seeks to serve both the type 1 and the rapidly growing, especially in terms of device adoption, type 2 diabetes markets. In January 2024, we submitted a 510(k) premarket notification to the United States Food and Drug Administration (the “FDA”) for our MODD1 insulin pump, and, in September 2024, we received FDA clearance to market and sell our MODD1 pump in the United States. We are actively working to commercialize our MODD1 product and commence initial shipments in the first half of fiscal 2026, obtain regulatory clearance to market and sell our MODD1 product in foreign jurisdictions, improve the manufacturability and usability of our MODD1 product and submit the Pivot tubeless version of the product for FDA approval in in the second quarter of fiscal 2026.

Differentiation

We believe that there are a number of shortcomings and issues with currently available insulin pumps that prevent a substantial number of people who require insulin on a daily basis from choosing an insulin pump to treat their diabetes. We believe, that by tailoring our insulin pump to address such factors, we can expand the scope and adoption rate of insulin pump usage. We believe that to achieve broader market acceptance, an insulin pump must be easier to learn to use, be less time- consuming to operate, more intuitive to both patients and physicians, and meet the standards for coverage by insurance providers so that co-payments required from patients are affordable and the hurdles to insurance coverage are significantly reduced, all while not compromising accuracy and the basal bolus ability of a true pump.

Among the more prominent issues are:

●	Complexity: Many existing pumps are highly complex and require significant technical expertise to use effectively. We believe such pumps were designed for “super users,” who have high levels of motivation and technical competence. The complexity of pumps may be daunting to less technically inclined, less motivated users.

●	Cumbersome: We believe that a majority of existing pumps are bulky and difficult to manage, requiring a means of carrying the pump around and up to 48 inches of tubing to the injection site to connect the catheter to a pump. The tubing and the cartridge, which holds the insulin, must be replaced every few days. This requires users to carry spare parts and other equipment adding to the difficulty of using the pump. In comparison, our product only requires a cartridge change every few days.

●	Cost: Costs associated with insulin pump therapy can be high and prohibitive, especially for those on fixed or limited incomes. These costs vary by pump and insurance coverage, but multi-thousand-dollar upfront payments, often with substantial co-payments in addition to possible additional co-payments on consumables, can easily place current pumps out of reach for patients. The leading patch pump on the market today also requires the user to discard all the electronics required for pumping and communication every three days, creating a higher cost architecture. This leads to limited or absent reimbursement/coverage and potentially high financial hurdles for patients to gain access.

●	Outdated style: Consumer electronics devices have evolved in both form and function. Diabetes pumps have not experienced similar progress. We believe that consumers will be more receptive of products designed with the user experience in mind and that many have low tolerance for complex, difficult procedures for use and maintenance of products.

●	Pump mechanism limitations: Traditional pumps generally utilize a syringe and plunger mechanism to deliver insulin. We believe this design limits the ability to reduce the size of the pump, and also potentially exposes the user to the unintended delivery of the full volume of insulin within the pump, which can cause hypoglycemia or death. We believe that the fear of adverse health events due to technical malfunctions related to traditional pump mechanism limitations deters the adoption of insulin pump therapy.

Our team has substantial knowledge of the diabetes industry and experience in developing, obtaining marketing authorization for, and bringing insulin pumps to market. Based on this experience, we believe that our innovative insulin pump, using a new and proprietary method of pumping insulin, can address most or all of these shortcomings. It provides a state-of-the-art insulin pump capable of both basal (steady flow) and bolus (mealtime dosing) insulin disbursement. It also has been designed considering a natural migration path to multi-chamber/multi-liquid pumps, potentially offering an exciting array of new therapies to patients with diabetes and other conditions.

Our goal is to become the leader in expanding access to insulin pump technology to a wider portion of diabetes sufferers and provide not just care for the super users, but “diabetes care for the rest of us.” While our initial target market is people with Type 1 diabetes, we believe there is a substantial opportunity to penetrate the type 2 marketplace, first through our initial MODD1 pump, and with the future introduction of Pivot making our pump the only 3 milliliter, tubeless removable patch pump on the market.

The MODD1, and its successor product the Pivot, are high-precision pumps that we believe represent the best choice for new pump patients because the products will be easy to afford, easy to learn, easy to use, and have a revolutionary design and technology that enable precision with low-cost manufacture and high reproducibility.

Key features include:

●	Two parts - one reusable, one disposable - snap together to form the working system;

●	One button interface, easy to learn and use;

●	90-day reusable, 3-day disposable;

●	Disposable portion removable at any time from an adhesive-backed retainer, which remains in place;

●	No external controller required, no charging, no battery replacement; and

●	Slim profile, lighter weight.

A proprietary survey of American healthcare payors representing 50 million covered lives (approximately 1/3 of U.S. covered lives) performed for us by industry leading survey firm ISA in 2019 has demonstrated that payors are willing to grant equivalent or preferential coverage for a product with this feature set at launch in exchange for discounts of approximately 20%.

Our research, along with marketplace data provided by Seagrove Partners in 2023, estimates that 33% of Americans with Type 1 diabetes, or T1D, have an insulin pump and 28% of Americans with T1D (44% of those who currently utilize MDI) can be classified as having an interest in pump adoption and meeting the American Diabetes Association guidelines of glucose control if their objections to the currently available suite of products can be overcome. They do not want to closely manage their glucose levels and incur the associated time and effort involved. They are the Almost Pumpers. We have developed what we believe to be the most technologically advanced delivery system to overcome the objections and provide the needed motivation for this market to develop. We believe that there are four addressable hurdles to adoption:

●	Usability: the device needs to be easy to learn and to operate;

●	Affordability: we will focus on overcoming copay and insurance hurdles rather than leaving the “insurance journey” to the clinician and patient;

●	Accessibility and Education: we will seek to engage patients to sample this new technology by supplying clinicians with free samples and simple training to allow people to see first-hand the typical barriers to adoption that have been overcome; and

●	Service and Support: where we will answer their questions and concerns during this diabetes experience.

We believe this conversion process, engaging people to try and thereby receive the benefits of our technology will substantially increase adoption of insulin pumps among both those with T1D and Type 2 diabetes who remain reliant upon multiple daily injections. Diabetes is a disease that appears throughout the world. Therefore, we cannot segment the market by socioeconomics, education or level of care. We intend to create an insulin pump that appeals to all Almost Pumpers.

Our Insulin Pumps

Instead of building complex, bespoke, and difficult to manufacture and maintain pumping and control systems, we began with the technology and the user in mind. Using proprietary and patented methods of insulin measurement, we were able to eschew complex mechanisms and instead built a product candidate using only parts from high volume consumer electronics manufacturing lines, breaking the cost vs functionality curve that has existed in the insulin pump space and representing the first truly modern insulin pump design. This is a new kind of product for a new kind of patient.

A good part of our focus has shifted to managing the process of preparing to move our initial production line to our manufacturing partner, Phillips-Medisize, a large tier-one medical device manufacturer, which will manage and operate our production to produce products for human use. We believe that Phillips-Medisize will be able to rapidly scale to higher volumes at lower cost. We continue to devote substantial time and resources, including exhibiting at major diabetes conferences, to better understand the needs and preferences of Almost Pumpers and the specific patient/provider/payor requirements to motivate change from MDI therapy. By making the bolus delivery at meals simple, we believe we will drive improved health outcomes.

MODD1 has several distinguishing features:

1.	The pump has a simple button to press to deliver insulin as the patient requires it. The electronic pump uses a simple motor and rotating cam to motivate the insulin into the patient along with a low power Bluetooth and near-field communication (NFC) chips to optionally allow the patient to communicate with their smart phone, tablet, or other mobile computing platform. Our mobile device application was included in our 510k submission and will be a part of our introductory product.

2.	The pump snaps together with a three-day disposable cartridge that is patient filled with insulin for delivery. It includes the power source and a simple coin cell that allows it to run through the 80-hour life of the cartridge.

3.	The infusion set contains a soft 6 mm cannula and an introducer for insertion into the skin and removal of the needle used to transfer insulin to the body.

The system will deliver a small continuous rate called a basal that will provide approximately 50% of the total daily dose required and the user will use the on-pump button to administer boluses, typically before and after meals.

The objective is to make the product candidate simple to acquire and take home, simple to learn and most importantly, simple to use to expand the pump market, drive adoption and ultimately better clinical outcomes.

We have developed a successor product, the Pivot, which represents a new and improved version of the MODD1 and eliminates the external infusion set and incorporates it into the adhesive plate, while maintaining the removable aspect of the pump. We anticipate that we will submit this product for FDA approval in the fall of 2025.

Commercialization Strategy

We plan to commercialize our MODD1 product line using a highly differentiated go-to-market strategy. Generally, current pumps are marketed by a large, direct sales force to end users directly, and the manufacturer provides all training and support, as the current training reimbursement offered by insurance providers is inadequate to motivate clinicians to provide such training to patients. We intend to employ a different strategy and utilize i) distributors to target the daily insulin users who are still managed by a primary care physician and ii) a small direct sales force to directly engage with diabetes educator practices. Specifically, our direct sales force will engage with larger diabetes educator practices, which currently prescribe a high volume of pumps and deliver a consultative message focused on those users that indicate a desire to use a pump but have rejected all of the currently available options. We engaged Seagrove Partners, LLC to conduct a survey of physicians and diabetes educators, and the resulting data suggested that approximately 25% of multiple daily injectors could be receptive to our offering. We believe that the modest 30-minute training requirement for our product, combined with the more limited feature set for our MODD1, will incentivize nurse practitioners to identify and train new users who have not been offered pumps before. This would also allow us to offer virtual or second level training support and not require us to be the primary training provider.

We plan to launch our MODD1 product during the second quarter of fiscal 2026 in a single region in the United States with a select group of providers to gain user experience. In the third quarter of fiscal 2026, we plan to submit a 510(k) premarket notification to the FDA for a new and improved version of the MODD1 product, our Pivot product, which will use our proprietary, integrated insulin-delivery set manufactured by us. We believe the new integrated insulin-delivery set will offer improved user experience, while reducing our production costs. The Pivot pump is the version that we plan to launch nationally in the United States after we receive FDA clearance, which we expect could occur in the fourth quarter of fiscal 2026.

We have also begun the process of obtaining Conformite Europeenne, or CE, mark clearance for our Pivot pump, which would allow us to market and sell in European markets. We expect to obtain CE mark clearance in the fourth quarter of fiscal 2026. Our initial strategy to address European markets is to partner with distributors to bring the Pivot to market in those countries that accept the CE mark and have acceptable reimbursement. We believe that the combination of our patch pump form factor, lower cost at scale and lower training burden is well suited for European markets where there are very few physicians or nurses available to provide training. This would allow the Pivot to gain rapid adoption in areas where pump penetration is currently much lower than in the United States. We will target other select international markets using the same approach.

We believe the combination of these differentiated approaches will enable us to take reasonable initial market share, while not incurring the significant overhead cost of existing commercialization strategies employed by the incumbents, where competition for users is intense.

Company Information

We are a Nevada corporation, and Quasuras, Inc., a Delaware corporation, is our only subsidiary. Our corporate headquarters and operating facilities are located at 10740 Thornmint Road, San Diego, CA 92127. Our telephone number is (858) 800-3500. We maintain a website at www.modular-medical.com. Information contained on or accessible through our website is not, and should not be considered, part of, or incorporated by reference into, this prospectus.

THE OFFERING

Issuer	Modular Medical, Inc.

Shares of Common Stock offered by us	None

Shares of Common Stock offered by the Selling Stockholders	20,398,891 shares (1)

Shares of Common Stock outstanding before the Offering	53,706,074 shares (2)

Shares of Common Stock outstanding after completion of this offering, assuming the sale of all shares offered hereby	74,104,965 shares (3)

Use of proceeds	We will not receive any proceeds from the resale of the Common Stock by the Selling Stockholders.

Market for Common Stock	Our Common Stock is listed on Nasdaq under the symbol “MODD”

Risk Factors	Investing in our securities involves a high degree of risk. See the “Risk Factors” section of this prospectus on page 6 and in the documents we incorporate by reference in this prospectus for a discussion of factors you should consider carefully before deciding to invest in our securities.

(1)	Assumes the exercise of the Warrants at an exercise price of $1.12 per share.

(2)	The number of shares of Common Stock outstanding before the Offering is based on 53,706,074 shares outstanding as of April 23, 2025 and excludes the following:

●	5,397,871 shares of Common Stock reserved for issuance under our Amended and Restated 2017 Equity Incentive Plan;

●	4,917,090 shares of Common Stock issuable upon the exercise of options outstanding, with a weighted average exercise price of $3.17 per share;

●	104,168 shares of Common Stock issuable upon vesting of restricted stock units;

●	767,796 shares of Common Stock issuable upon exercise of warrants outstanding at $6.00 per share;

●	5,449,478 shares of Common Stock issuable upon exercise of warrants outstanding at $6.60 per share;

●	484,006 shares of Common Stock issuable upon exercise of warrants outstanding at $1.325 per share;

●	531,314 shares of Common Stock issuable upon exercise of pre-funded warrants outstanding at $0.01 per share; and

●	3,564,183 shares of Common Stock issuable upon exercise of warrants outstanding at $1.22 per share;

●	381,540 shares of Common Stock issuable upon exercise of warrants outstanding at $1.875 per share;

●	6,508,073 shares of Common Stock issuable upon exercise of warrants outstanding at $1.12 per share; and

●	874,672 shares of Common Stock issuable upon exercise of warrants outstanding at $1.40 per share.

(3)	Assumes the exercise of the Warrants.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

A sale of a substantial number of shares of Common Stock by the Selling Stockholders could cause the price of our Common Stock to decline.

The shares of Common Stock covered by this prospectus represent a large number of shares of our Common Stock, and, following the effectiveness of the registration statement of which this prospectus forms a part, such shares of Common Stock may be sold by the Selling Stockholders in the public market without restriction. If the Selling Stockholders sell, or the market perceives that our stockholders intend to sell for various reasons, substantial amounts of the shares of Common Stock in the public market, the price of our Common Stock may decline. Additionally, such conditions may make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate.

USE OF PROCEEDS

We are not selling any securities in this prospectus. All proceeds from the resale of the shares of our Common Stock offered by this prospectus will belong to the Selling Stockholders. We will not receive any proceeds from the resale of the shares of our Common Stock by the Selling Stockholders. We may receive proceeds from future cash exercises of the Warrants, which, if exercised in cash at the current exercise price with respect to all 6,508,073 shares of Common Stock, would result in gross proceeds of approximately $7,289,042 to us.

PRIVATE PLACEMENT AND CONCURRENT DIRECT PLACEMENT

Private Placement

On March 20, 2025, we entered into Securities Purchase Agreements (the “Purchase Agreements”) with investors (the “Investors”) for the private placement (the “Private Placement”) of 6,247,656 units (each a “Unit”), with each Unit consisting of (A) two shares of our common stock, par value $0.001 per share (“Common Stock”), and (B) one warrant (a “Warrant”) to purchase one share of Common Stock, at an offering price of $1.92 per Unit. Certain affiliates, officers and directors of ours purchased a total of 374,478 Units in the Private Placement. The Common Stock and the Warrants included in the Units and the Common Stock underlying the Warrants are collectively referred to herein as the “Securities.” The Private Placement closed on March 26, 2025 with aggregate gross proceeds totaling approximately $12 million to us, before deducting placement agent fees and other expenses. We intend to use the proceeds from the Private Placement for general corporate and working capital purposes and supply-chain optimization and margin improvement on its MODD1 product in preparation for broad commercial availability and preparing the submission to the FDA of a tubeless version of the MODD1 product, which we currently believe we will submit to the FDA in the second quarter of fiscal 2026, along with ongoing work to obtain the CE mark required for overseas markets.

The Warrants have an exercise price of $1.12 per share. Each Warrant is exercisable immediately and will expire four years from the date of issuance. The exercise price and number of shares of Common Stock issuable upon exercise of the warrants is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting the Common Stock and the exercise price. Subject to limited exceptions, an Investor may not exercise any portion of its warrants to the extent that the Investor would beneficially own more than 4.99% (or, at the election of the holder prior to the date of issuance, 9.99%) of the outstanding Common Stock after exercise. In the event of certain fundamental transactions, the holder of the Warrants will have the right to receive the Black Scholes Value (as defined in the Warrants) of its Warrants calculated pursuant to a formula set forth in the Warrants, payable in cash. There is no trading market available for the Warrants on any securities exchange or nationally recognized trading system. We do not intend to list the Warrants on any securities exchange or nationally recognized trading system.

In addition, pursuant to the terms of the Purchase Agreement, our officers and directors have entered into agreements providing that each such person may not, without the prior written consent of the Placement Agent (as defined below), subject to certain exceptions, offer, issue, sell, transfer or otherwise dispose of our securities for a period of 60 days following the date of closing of the Private Placement. Also, pursuant to the Purchase Agreement, we agreed not to effect or agree to effect any Variable Rate Transaction (as defined in the Purchase Agreement) until one year after the date of closing of the Private Placement.

Newbridge Securities Corporation (the “Placement Agent”) acted as placement agent in connection with the Private Placement, pursuant to that certain engagement letter, dated as of February 10, 2025, between us and the Placement Agent, pursuant to which we paid the Placement Agent (i) a cash fee equal to 7.25% of the aggregate gross proceeds from the sale of the Securities in the Private Placement and (ii) reimbursement for certain of out-of-pocket expenses, including for reasonable expenses and legal fees of $50,000. In addition, we issued to the Placement Agent or its designees warrants (the “Placement Agent Warrants”) to purchase up to an aggregate of 874,672 shares of Common Stock (7.0% of the Common Stock sold in the Private Placement). The Placement Agent Warrants have substantially the same terms as the Warrants except the Placement Agent Warrants will have an exercise price equal to $1.40 per share (125% of the exercise price of the Warrants). The Placement Agent Warrants will be exercisable six months from the date of issuance and expire on the fourth anniversary of the issuance date.

Titan Partners Group, a division of American Capital Partners, acted as financial advisor to us and was paid a fee of $100,000.

Concurrent Direct Placement

Concurrently with the Private Placement, on March 20, 2025, we entered into a subscription agreement (the “Subscription Agreement”) with a foreign investor (the “Purchaser”), pursuant to which we completed a direct private placement of 260,417 Units for additional aggregate gross proceeds of approximately $0.5 million on the same terms as the Private Placement (the “Concurrent Direct Placement”). The Purchaser is reasonably believed to be a qualified institutional buyer pursuant to Regulation S under the Securities Act. The Concurrent Direct Placement closed on March 25, 2025.

SELLING STOCKHOLDERS

We are registering the shares of our Common Stock in order to permit the Selling Stockholders to offer the Shares for resale from time to time. Except as otherwise described in the footnotes to the table below and for the ownership of the registered shares issued to the Selling Stockholders, neither the Selling Stockholders nor any of the persons that control them has had any material relationships with us or our affiliates within the past three years.

The table below lists the Selling Stockholders and other information regarding the beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (and the rules and regulations thereunder) of the Shares of our Common Stock by the Selling Stockholders.

The second column lists the number of shares of our Common Stock beneficially owned by each Selling Stockholder before this Offering (including shares which the Selling Stockholders have the right to acquire within 60 days of April 25, 2025, including upon conversion of any convertible securities).

The third column lists the Shares of our Common Stock being offered by this prospectus by each Selling Stockholder.

The fourth and fifth columns list the number of shares of Common Stock beneficially owned by each Selling Stockholder and their percentage ownership after the Offering (including shares which the Selling Stockholder has the right to acquire within 60 days, including upon conversion of any convertible securities), assuming the sale of all of the Shares offered by each Selling Stockholder pursuant to this prospectus.  In the fifth column, the applicable percentage ownership of common stock beneficially owned is based on 53,706,704 shares of common stock outstanding as of April 25, 2025.

Under the terms of the Warrants, a Selling Stockholder may not exercise the Warrants to the extent such conversion or exercise would cause such Selling Stockholder, together with any other person with which the Selling Stockholder is considered to be part of a group under Section 13 of the Exchange Act or with which the Selling Stockholder otherwise files reports under Section 13 and/or 16 of the Exchange Act, to beneficially own a number of shares of Common Stock which exceeds 9.99% of the Equity Interests of a class that is registered under the Exchange Act that is outstanding at such time. The number of shares in the third column does not reflect this limitation.

The amounts and information set forth below are based upon information provided to us by the Selling Stockholders as of April 25, 2025, except as otherwise noted below. The Selling Stockholders may sell all or some of the shares of Common Stock they are offering, and may sell, unless indicated otherwise in the footnotes below, shares of our Common Stock otherwise than pursuant to this prospectus. The tables below assume the Selling Stockholders sell all of the shares offered by them in offerings pursuant to this prospectus, and do not acquire any additional shares. We are unable to determine the exact number of shares that will actually be sold or when or if these sales will occur.

Selling Stockholder	Number of Shares Owned Before Offering	Shares Offered Hereby	Number of Shares Owned After Offering(1)	Percentage of Shares Beneficially Owned After Offering
Andrew Schwartzberg (2)	1,562,499	1,562,499	0	*
Peter Appel (3)	1,730,248	781,248	949,000	1.77%
Marvin Family Trust DTD 3-11-1993 (4)	624,999	624,999	0	*
Kirkland Edward Larson (5)	585,936	585,936	0	*
Cornel Leonard Nolte (6)	495,624	390,624	105,000	*
Ross Marchbanks (7)	375,000	375,000	0	*
Gregory & Tatum Balfanz Family Trust DTD 1-26-2015 (8)	312,498	312,498	0	*
James E Besser (9)	635,261	234,375	400,886	*
Charles Christensen (10)	167,749	156,249	11,500	*
Daniel DiFilippo (11)	167,749	156,249	11,500	*
Michael Fahey (12)	200,249	156,249	44,000	*
Richard Jeanneret (13)	156,249	156,249	0	*
David A. Katz (14)	165,499	156,249	9,250	*
Brian Michael Levy (15)	225,249	156,249	69,000	*
Larry M Matsui (16)	156,249	156,249	0	*
Jeffery L. Miller (17)	156,249	156,249	0	*
Candlestick Lane Investments LP (18)	364,785	156,249	208,536	*
Keith Guenther (19)	156,249	156,249	0	*
Thomas Wiseman Archer (20)	117,186	117,186	0	*
Chad F. Mueller (21)	181,186	117,186	64,000	*
Oscar Teunissen (22)	109,374	109,374	0	*
Steven G. Felsher (23)	269,700	93,750	175,950	*
Steven Baum (24)	85,123	78,123	7,000	*
Mario Dell’Aera (25)	101,123	78,123	23,000	*
Paul G. Elie (26)	101,123	78,123	23,000	*
Bryan J. Gersack (27)	78,123	78,123	0	*
Kevin A. Healy (28)	78,123	78,123	0	*
Dennis Howarter (29)	124,873	78,123	46,750	*
Robert Richard Keehan (30)	106,623	78,123	28,500	*
James M. Koch (31)	78,123	78,123	0	*
Peter B. Kroll (32)	78,123	78,123	0	*
Mark A Kroll (33)	78,123	78,123	0	*
Jeremy Riggs (34)	78,123	78,123	0	*
Jacobson Soresen Rev Trust DTD 3/26/2004 (35)	147,123	78,123	69,000	*
James R. Aldridge (36)	66,187	54,687	11,500	*
Padinha Management Trust DTD 8-12-2021(37)	88,687	54,687	34,000	*
Alexandre N. Palma (38)	72,187	54,687	17,500	*
Paul Harman (39)	46,875	46,875	0	*
Brian L Heckler Revoc Trust DTD 3-4-2005 (40)	64,875	46,875	18,000	*
James M. Huber (41)	46,875	46,875	0	*
Kurtis Krentz (42)	94,875	46,875	48,000	*
James C. Leslie (43)	58,375	46,875	11,500	*
Chetan R. Vagholkar (44)	90,375	46,875	43,500	*
Stephen V. Zawoyski (45)	46,875	46,875	0	*
Jeremy William Schlee (46)	64,686	42,186	22,500	*
Richard Douglas Nix Revoc Trust DTD 4-28-2019 (47)	62,123	40,623	21,500	*
Carlo Alberici (48)	39,060	39,060	0	*
Joseph Michael Buonaiuto (49)	39,060	39,060	0	*
Joseph M. DiAngelo (50)	39,060	39,060	0	*
Ariel Fernandez (51)	39,060	39,060	0	*
Keith Fleischmann (52)	39,060	39,060	0	*
Richard Kunihira (53)	39,060	39,060	0	*

Steven R. Lilley (54)	39,060	39,060	0	*
Nicholas L Miller (55)	39,060	39,060	0	*
Aaron Resnick (56)	39,060	39,060	0	*
James Somers (57)	39,060	39,060	0	*
John W. Stadtler (58)	62,060	39,060	23,000	*
Eugene Zaino (59)	62,060	39,060	23,000	*
Carol Matsui (60)	39,060	39,060	0	*
Louis A Defalco Trust DTD 5-1-2017 (61)	35,937	35,937	0	*
Michael J. Muldoon (62)	31,248	31,248	0	*
The Snow Family Trust DTD 6-4-2021 (63)	42,748	31,248	11,500	*
James Douglas Summa (64)	31,248	31,248	0	*
Joseph William Glodek (65)	31,248	31,248	0	*
Timothy Robert Fisk (66)	40,498	31,248	9,250	*
Michael F. Quinlan (67)	23,436	23,436	0	*
Peter D. Raymond Revoc Trust DTD 11-23-2012 (68)	28,436	23,436	5,000	*
Timothy S. Vitale (69)	23,436	23,436	0	*
Rocco Brescia (70)	38,936	23,436	15,500	*
Mark R. Demich (71)	29,560	20,310	9,250	*
Jonathan E. Ansbacher (72)	25,750	18,750	7,000	*
Kevin M. Borkowski (73)	36,624	15,624	21,000	*
MB Generational Trust 2020 DTD 12-02-2020 (74)	31,624	15,624	16,000	*
Jeffrey Ronald Boyle (75)	33,624	15,624	18,000	*
Vaidyanathan Chandrashekhar (76)	24,824	15,624	9,200	*
James J. Damato (77)	22,624	15,624	7,000	*
Michael L. Desautels (78)	15,624	15,624	0	*
Scott J. Gehsmann (79)	15,624	15,624	0	*
Horan Living Trust DTD 8-24-2015 (80)	15,624	15,624	0	*
Keith Jackson (81)	15,624	15,624	0	*
John G. Klinge (82)	15,624	15,624	0	*
Jedidiah Marshall (83)	22,124	15,624	6,500	*
Mark J. Moran (84)	15,624	15,624	0	*
Jorge Morazzani (85)	15,624	15,624	0	*
Michael P. Quackenbush Jr. (86)	15,624	15,624	0	*
Donald P. Sesterhenn (87)	15,624	15,624	0	*
Philip B Sheibley (88)	14,061	14,061	0	*
Todd Q Swanson (89)	468,750	468,750	0	*
Roger Weiss (90)	413,509	234,375	179,134	*
Andrew J Theising (91)	31,248	31,248	0	*
Franklin A Ross (92)	28,125	28,125	0	*
Rostislav Raykov (93)	390,624	390,624	0	*
Daniel F Potter (94)	1,348,823	1,015,623	333,200	*
Christopher S Davis (95)	312,498	312,498	0	*
Maryam Ettehadieh Family Trust DTD 3-17-2015 (96)	234,375	234,375	0	*
Leila Ettehadieh Family Trust DTD 3-15-2015 (97)	234,375	234,375	0	*
Thurston Street Capital LLC (98)	156,249	156,249	0	*

Manchester Explorer LP (99)	4,719,502	781,248	3,938,254	7.33%
Michael M. Kellen Descendents 2012 GST Trust (100)	2,014,581	781,248	1,233,333	2.30%
683 Capital Management, LP (101)	2,867,156	735,471	2,131,685	3.97%
Solas Capital Partners, LP (102)	257,530	79,410	178,120	*
Solas Capital Partners II, LP (103)	285,379	90,282	195,097	*
Blackwell Partners LLC – Series A (104)	3,081,756	973,878	2,107,878	3.92%
Alyeska Master Fund, LP (105)	2,229,165	1,562,499	666,666	1.24%
District 2 Capital Fund LP (106)	508,251	390,624	117,627	*
Bigger Capital Fund LP (107)	815,222	781,248	33,974	*
Pathfinder Asset Management Ltd. (108)	781,251	781,251	0	*
Newbridge Securities Corporation (109)	15,744	15,744	0	*
Andrew Gallion (109)	11,300	6,000	5,300	*
Chad D. Champion (109)	135,572	91,433	44,139	*
Charles Wanyama (109)	28,577	26,250	2,327	*
Chris Villa (109)	28,000	20,000	8,000	*
Giovina A. Buddie (109)	3,936	3,936	0	*
Guy S. Amico (109)	19,680	19,680	0	*
Joseph Glodek (109)	227,549	150,901	76,648	*
Linda Acri (109)	23,000	15,000	8,000	*
Renny Kuruvilla (109)	413,592	239,402	174,190	*
Richard Libretti (109)	227,550	150,902	76,648	*
Robert P Spitler (109)	7,872	7,872	0	*
Salvatore Esposito (109)	150,000	100,000	50,000	*
Scott Goldstein (109)	19,680	19,680	0	*
Thomas Casolaro (109)	7,872	7,872	0	*

*	Less than 1.0%

(1)	This column assumes full exercise of the warrants owned by the Selling Stockholders for shares of common stock offered hereby and the subsequent sale of all such shares of common stock.
(2)	Based upon information provided by Andrew Schwartzberg, Andrew Schwartzberg is the beneficial owner of 1,041,666 shares of Common Stock and a warrant to purchase 520,833 shares of Common Stock. Andrew Schwartzberg has a limitation on the amount of his beneficial ownership in the securities purchase agreement with us pursuant to which he will not exercise its warrants if, following such exercise, he would own more than 4.99% of our issued and outstanding shares of Common Stock. The securities are directly held by Andrew Schwartzberg. The address of Andrew Schwartzberg is 11810 Grand Park Ave, Suite 625, N Bethesda MD 20852.
(3)

Based upon information provided by Peter Appel, Peter Appel is the beneficial owner of 1,008,832 shares of Common Stock and a warrant to purchase 729,416 shares of Common Stock. Peter Appel has a limitation on the amount of his beneficial ownership in the securities purchase agreement with us pursuant to which he will not exercise his warrants if, following such exercise, he would own more than 4.99% of our issued and outstanding shares of Common Stock. The securities are directly held by Peter Appel. The address of Peter Appel is 3505 Main Lodge Dr, Coconut Grove, FL 33133.

(4)

Based upon information provided by Marvin Family Trust DTD 3-11-1993, Marvin Family Trust DTD 3-11-1993 is the beneficial owner of 416,666 shares of Common Stock and a warrant to purchase 208,333 shares of Common Stock. Marvin Family Trust DTD 3-11-1993 has a limitation on the amount of its beneficial ownership in the securities purchase agreement with us pursuant to which he will not exercise his warrants if, following such exercise, he would own more than 4.99% of our issued and outstanding shares of Common Stock. David A Marvin holds sole voting and dispositive power over the securities held by Marvin Family Trust DTD 3-11-1993. The address of Marvin Family Trust DTD 3-11-1993 is 101 Decker Ct Ste 507, Irving TX 75062.

(5)	Based upon information provided by Kirkland Edward Larson, Kirkland Edward Larson is the beneficial owner of 390,624 shares of Common Stock and a warrant to purchase 195,312 shares of Common Stock. Kirkland Edward Larson has a limitation on the amount of his beneficial ownership in the securities purchase agreement with us pursuant to which he will not exercise its warrants if, following such exercise, he would own more than 4.99% of our issued and outstanding shares of Common Stock. The securities are directly held by Kirkland Edward Larson. The address of Kirkland Edward Larson is 215 Happy Hollow Rd, Goodlettsvill TN 37072.
(6)

Based upon information provided by Cornel Leonard Nolte, Cornel Leonard Nolte is the beneficial owner of 330,416 shares of Common Stock and a warrant to purchase 165,208 shares of common stock. Cornel Leonard Nolte has a limitation on the amount of its beneficial ownership in the securities purchase agreement with us pursuant to which he will not exercise its warrants if, following such exercise, he would own more than 4.99% of our issued and outstanding shares of Common Stock. The securities are directly held by Cornel Leonard Nolte. The address of Cornel Leonard Nolte is 20 Highland Court, Danville CA 94526.

(7)	Based upon information provided by Ross Marchbanks, Ross Marchbanks is the beneficial owner of 250,000 shares of Common Stock and a warrant to purchase 125,000 shares of common stock. Ross Marchbanks has a limitation on the amount of its beneficial ownership in the securities purchase agreement with us pursuant to which he will not exercise its warrants if, following such exercise, he would own more than 4.99% of our issued and outstanding shares of Common Stock. The securities are directly held by Ross Marchbanks. The address of Ross Marchbanks is 537 Fairway Dr, Bakersfield CA 93309.
(8)

Based upon information provided by Gregory & Tatum Balfanz Family Trust DTD 1-26-2015, Gregory & Tatum Balfanz Family Trust DTD 1-26-2015 is the beneficial owner of 208,332 shares of Common Stock and a warrant to purchase 104,166 shares of Common Stock. Gregory & Tatum Balfanz Family Trust DTD 1-26-2015 has a limitation on the amount of beneficial ownership in the securities purchase agreement with us pursuant to which it will not exercise its warrants if, following such exercise, it would own more than 4.99% of our issued and outstanding shares of Common Stock. Gregory Balfans has sole voting and dispositive power over the securities held by Gregory & Tatum Balfanz Family Trust DTD 1-26-2015. The address of Gregory & Tatum Balfanz Family Trust DTD 1-26-2015 is 6509 Yosemite Pl, Bakersfield, CA 93309.

(9)	Based upon information provided by James E. Besser, James E Besser is the beneficial owner of 422,000 shares of Common Stock, options to purchase a total of 135,136 shares of Common Stock and a warrant to purchase 78,125 shares of Common Stock. The securities are directly held by James E Besser. The address of James E Besser is 2 Calle Candina, Apt 1701, San Juan PR 00907. James E Besser is our Chief Executive Officer.
(10)

Based upon information provided by Charles Christensen, Charles Christensen is the beneficial owner of 104,166 shares of Common Stock and a warrant to purchase 63,583 shares of Common Stock. Charles Christensen has a limitation on the amount of his beneficial ownership in the securities purchase agreement with us pursuant to which he will not exercise its warrants if, following such exercise, he would own more than 4.99% of our issued and outstanding shares of Common Stock. The securities are directly held by Charles Christensen. The address of Charles Christensen is 230 Center Road, Frankfort IL 60423.

(11)

Based upon information provided by Daniel Difilippo, Daniel Difilippo is the beneficial owner of 104,166 shares of Common Stock and a warrant to purchase 63,583 shares of Common Stock. Daniel Difilippo has a limitation on the amount of his beneficial ownership in the securities purchase agreement with us pursuant to which he will not exercise its warrants if, following such exercise, he would own more than 4.99% of our issued and outstanding shares of Common Stock. The securities are directly held by Daniel Difilippo. The address of Daniel Difilippo is 1257 Mariola Ct, Miami FL 33134.

(12)

Based upon information provided by Michael Fahey, Michael Fahey is the beneficial owner of 113,166 shares of Common Stock and a warrant to purchase 87,083 shares of Common Stock. Michael Fahey has a limitation on the amount of his beneficial ownership in the securities purchase agreement with us pursuant to which he will not exercise his warrants if, following such exercise, he would own more than 4.99% of our issued and outstanding shares of Common Stock. The securities are directly held by Michael Fahey. The address of Michael Fahey is 12400 Dancliff Trace, Alpharetta GA 30009.

(13)	Based upon information provided by Richard Jeanneret, Richard Jeanneret is the beneficial owner of 104,166 shares of Common Stock and a warrant to purchase 52,083 shares of Common Stock. Richard Jeanneret has a limitation on the amount of his beneficial ownership in the securities purchase agreement with us pursuant to which he will not exercise his warrants if, following such exercise, he would own more than 4.99% of our issued and outstanding shares of Common Stock. The securities are directly held by Richard Jeanneret. The address of Richard Jeanneret is 9693 Mill Ridge Ln, Great Falls VA 22066.

(14)

Based upon information provided by David A Katz, David A Katz is the beneficial owner of 104,166 shares of Common Stock and a warrant to purchase 61,333 shares of common stock. David A Katz has a limitation on the amount of its beneficial ownership in the securities purchase agreement with us pursuant to which he will not exercise his warrants if, following such exercise, he would own more than 4.99% of our issued and outstanding shares of Common Stock. The securities are directly held by David A Katz. The address of David A Katz is 2020 N Bayshore Dr Apt 4302, Miami FL 33137.

(15)

Based upon information provided by Brian Michael Levy, Brian Michael Levy is the beneficial owner of 150,166 shares of Common Stock and a warrant to purchase 75,083 shares of Common Stock. Brian Michael Levy has a limitation on the amount of his beneficial ownership in the securities purchase agreement with us pursuant to which he will not exercise his warrants if, following such exercise, he would own more than 4.99% of our issued and outstanding shares of Common Stock. The securities are directly held by Brian Michael Levy. The address of Brian Michael Levy is 700 NE 26th Ter Apt 3901, Miam FL 33137.

(16)	Based upon information provided by Larry M Matsui, Larry M Matsui is the beneficial owner of 104,166 shares of Common Stock and a warrant to purchase 52,083 shares of Common Stock. Larry M Matsui has a limitation on the amount of his beneficial ownership in the securities purchase agreement with us pursuant to which he will not exercise his warrants if, following such exercise, he would own more than 4.99% of our issued and outstanding shares of Common Stock. The securities are directly held by Larry M Matsui. The address of Larry M Matsui is 426 N Prospectors Rd, Diamond Bar CA 91765.
(17)	Based upon information provided by Jeffery L Miller, Jeffery L Miller is the beneficial owner of 104,166 shares of Common Stock and a warrant to purchase 52,083 shares of Common Stock. Jeffery L Miller has a limitation on the amount of his beneficial ownership in the securities purchase agreement with us pursuant to which he will not exercise his warrants if, following such exercise, he would own more than 4.99% of our issued and outstanding shares of Common Stock. The securities are directly held by Jeffery L Miller. The address of Jeffery L Miller is PO Box 1199, Columbus MT 59019.
(18)

Based upon information provided by Candlestick Lane Investments LP, Candlestick Lane Investments LP is the beneficial owner of 265,952 shares of Common Stock and a warrant to purchase 98,833 shares of Common Stock. Candlestick Lane Investments LP has a limitation on the amount of its beneficial ownership in the securities purchase agreement with us pursuant to which it will not exercise its warrants if, following such exercise, it would own more than 4.99% of our issued and outstanding shares of Common Stock. The securities are directly held by Candlestick Lane Investments LP. The address of Candlestick Lane Investments LP is 6545 Preston Rd Ste 200, Plano TX 75024.

(19)	Based upon information provided by Keith Guenther, Keith Guenther is the beneficial owner of 104,166 shares of Common Stock and a warrant to purchase 52,083 shares of Common Stock. Keith Guenther has a limitation on the amount of his beneficial ownership in the securities purchase agreement with us pursuant to which he will not exercise his warrants if, following such exercise, he would own more than 4.99% of our issued and outstanding shares of Common Stock. The securities are directly held by Keith Guenther. The address of Keith Guenther is 27562 San Blas, Mission Viejo CA 92692.
(20)	Based upon information provided by Thomas Wiseman Archer, Thomas Wiseman Archer is the beneficial owner of 78,124 shares of Common Stock and a warrant to purchase 39,062 shares of Common Stock. Thomas Wiseman Archer has a limitation on the amount of his beneficial ownership in the securities purchase agreement with us pursuant to which he will not exercise his warrants if, following such exercise, he would own more than 4.99% of our issued and outstanding shares of Common Stock. The securities are directly held by Thomas Wiseman Archer. The address of Thomas Wiseman Archer is 488 Almaden Blvd, San Jose, CA 95110.
(21)

Based upon information provided by Chad F Mueller, Chad F Mueller is the beneficial owner of 119,124 shares of Common Stock and a warrant to purchase 62,062 shares of Common Stock. Chad F Mueller has a limitation on the amount of his beneficial ownership in the securities purchase agreement with us pursuant to which he will not exercise his warrants if, following such exercise, he would own more than 4.99% of our issued and outstanding shares of Common Stock. The securities are directly held by Chad F Mueller. The address of Chad F Mueller is14 Crestwood Drive, Glen Carbon IL 62034.

(22)	Based upon information provided by Oscar Teunissen, Oscar Teunissen is the beneficial owner of 72,916 shares of Common Stock and a warrant to purchase 36,458 shares of Common Stock. Oscar Teunissen has a limitation on the amount of his beneficial ownership in the securities purchase agreement with us pursuant to which he will not exercise his warrants if, following such exercise, he would own more than 4.99% of our issued and outstanding shares of Common Stock. The securities are directly held by Oscar Teunissen. The address of Oscar Teunissen is 181 E 90th St, New York, NY 10128.

(23)

Based upon information provided by Steven G Felsher, Steven G Felsher and Susan N Felsher are the beneficial owners of 179,800 shares of Common Stock and a warrant to purchase 89,900 shares of Common Stock. Steven G Felsher and Susan N Felsher have a limitation on the amount of beneficial ownership in the securities purchase agreement with us pursuant to which they will not exercise the warrants if, following such exercise, they would own more than 4.99% of our issued and outstanding shares of Common Stock. The securities are directly and jointly held by Steven G Felsher and Susan N Felsher. The address of Steven G Felsher and Susan N Felsher is PO Box 1256, Southampton NY 11969. Steven G Felsher is a member of our board of directors.

(24)

Based upon information provided by Steven Baum, Steven Baum is the beneficial owner of 52,082 shares of Common Stock and a warrant to purchase 33,041 shares of Common Stock. Steven Baum has a limitation on the amount of his beneficial ownership in the securities purchase agreement with us pursuant to which he will not exercise his warrants if, following such exercise, he would own more than 4.99% of our issued and outstanding shares of Common Stock. The securities are directly held by Steven Baum. The address of Steven Baum is 129 Sands Point Rd, Port Washington NY 11050.

(25)

Based upon information provided by Mario Dellaera, Mario Dellaera is the beneficial owner of 52,082 shares of Common Stock and a warrant to purchase 49,041 shares of Common Stock. Mario Dellaera has a limitation on the amount of his beneficial ownership in the securities purchase agreement with us pursuant to which he will not exercise his warrants if, following such exercise, he would own more than 4.99% of our issued and outstanding shares of Common Stock. The securities are directly held by Mario Dellaera. The address of Mario Dellaera is 217 Park Drive, Eastchester NY 10709.

(26)

Based upon information provided by Paul G Elie, Paul G Elie is the beneficial owner of 52,082 shares of Common Stock and a warrant to purchase 49,041 shares of Common Stock. Paul G Elie has a limitation on the amount of his beneficial ownership in the securities purchase agreement with us pursuant to which he will not exercise his warrants if, following such exercise, he would own more than 4.99% of our issued and outstanding shares of Common Stock. The securities are directly held by Paul G Elie. The address of Paul G Elie is 240 Woodwind Dr, Bloomfield Hills MI 48304.

(27)	Based upon information provided by Bryan J Gersack, Bryan J Gersack is the beneficial owner of 52,082 shares of Common Stock and a warrant to purchase 26,041 shares of Common Stock. Bryan J Gersack has a limitation on the amount of his beneficial ownership in the securities purchase agreement with us pursuant to which he will not exercise his warrants if, following such exercise, he would own more than 4.99% of our issued and outstanding shares of Common Stock. The securities are directly held by Bryan J Gersack. The address of Bryan J Gersack is 421 Cherry Hill Dr SE, Marietta GA 30067.
(28)	Based upon information provided by Kevin A Healy, Kevin A Healy is the beneficial owner of 52,082 shares of Common Stock and a warrant to purchase 26,041 shares of Common Stock. Kevin A Healy has a limitation on the amount of his beneficial ownership in the securities purchase agreement with us pursuant to which he will not exercise his warrants if, following such exercise, he would own more than 4.99% of our issued and outstanding shares of Common Stock. The securities are directly held by Kevin A Healy. The address of Kevin A Healy is 20907 Parkstone Terrace, Lakewood Ranch, FL 34202.
(29)

Based upon information provided by Dennis D Howarter, Dennis D Howarter is the beneficial owner of 52,082 shares of Common Stock and a warrant to purchase 72,791 shares of Common Stock. Dennis D Howarter has a limitation on the amount of his beneficial ownership in the securities purchase agreement with us pursuant to which he will not exercise his warrants if, following such exercise, he would own more than 4.99% of our issued and outstanding shares of Common Stock. The securities are directly held by Dennis D Howarter. The address of Dennis D Howarter is 705 West Jackson Avenue, Naperville IL 60540.

(30)

Based upon information provided by Robert Richard Keehan, Robert Richard Keehan is the beneficial owner of 62,082 shares of Common Stock and a warrant to purchase 44,541 shares of Common Stock. Robert Richard Keehan has a limitation on the amount of his beneficial ownership in the securities purchase agreement with us pursuant to which he will not exercise his warrants if, following such exercise, he would own more than 4.99% of our issued and outstanding shares of Common Stock. The securities are directly held by Robert Richard Keehan. The address of Robert Richard Keehan is 2739 Barbara Lane, Houston TX 77005.

(31)	Based upon information provided by James M Koch, James M Koch is the beneficial owner of 52,082 shares of Common Stock and a warrant to purchase 26,041 shares of Common Stock. James M Koch has a limitation on the amount of his beneficial ownership in the securities purchase agreement with us pursuant to which he will not exercise his warrants if, following such exercise, he would own more than 4.99% of our issued and outstanding shares of Common Stock. The securities are directly held by James M Koch. The address of James M Koch is 112 River Park Rd, Kingsland TX 78639.

(32)	Based upon information provided by Peter B Kroll, Peter B Kroll is the beneficial owner of 52,082 shares of Common Stock and a warrant to purchase 26,041 shares of Common Stock. Peter B Kroll has a limitation on the amount of his beneficial ownership in the securities purchase agreement with us pursuant to which he will not exercise his warrants if, following such exercise, he would own more than 4.99% of our issued and outstanding shares of Common Stock. The securities are directly held by Peter B Kroll. The address of Peter B Kroll is 621 Carol Ann Drive, Goodlettsvill TN 37072.
(33)	Based upon information provided by Mark A Kroll, Mark A Kroll is the beneficial owner of 52,082 shares of Common Stock and a warrant to purchase 26,041 shares of Common Stock. Mark A Kroll has a limitation on the amount of his beneficial ownership in the securities purchase agreement with us pursuant to which he will not exercise his warrants if, following such exercise, he would own more than 4.99% of our issued and outstanding shares of Common Stock. The securities are directly held by Mark A Kroll. The address of Mark A Kroll is 621 Carol Ann Drive, Goodlettsvill TN 37072.
(34)	Based upon information provided by Jeremy Riggs, Jeremy Riggs is the beneficial owner of 52,082 shares of Common Stock and a warrant to purchase 26,041 shares of Common Stock. Jeremy Riggs has a limitation on the amount of his beneficial ownership in the securities purchase agreement with us pursuant to which he will not exercise his warrants if, following such exercise, he would own more than 4.99% of our issued and outstanding shares of Common Stock. The securities are directly held by Jeremy Riggs. The address of Jeremy Riggs is 880 Green Lea Blvd Ste 100-A, Gallatin TN 37066.
(35)

Based upon information provided by Jacobson Soresen Rev Trust DTD 3/26/2004, Jacobson Soresen Rev Trust DTD 3/26/2004 is the beneficial owner of 98,082 shares of Common Stock and a warrant to purchase 49,041 shares of Common Stock. Jacobson Soresen Rev Trust DTD 3/26/2004 has a limitation on the amount of his beneficial ownership in the securities purchase agreement with us pursuant to which it will not exercise warrants if, following such exercise, it would own more than 4.99% of our issued and outstanding shares of Common Stock. Michael Jacobson has sole voting and dispositive power over the securities held by Jacobson Soresen Rev Trust DTD 3/26/2004. The address of Jacobson Soresen Rev Trust DTD 3/26/2004 is 1474 Edgewood Drive, Palo Alto CA 94301.

(36)

Based upon information provided by James Aldridge, James Aldridge is the beneficial owner of 36,458 shares of Common Stock and a warrant to purchase 29,729 shares of Common stock. James Aldridge has a limitation on the amount of his beneficial ownership in the securities purchase agreement with us pursuant to which he will not exercise his warrants if, following such exercise, he would own more than 4.99% of our issued and outstanding shares of Common Stock. The securities are directly held by James Aldridge. The address of James Aldridge is 49 Church Lane, Scarsdale, NY 10583.

(37)

Based upon information provided by Padinha Management Trust DTD 8-12-2021, Padinha Management Trust DTD 8-12-2021is the beneficial owner of 42,458 shares of Common Stock and a warrant to purchase 46,229 shares of Common Stock. Padinha Management Trust DTD 8-12-2021has a limitation on the amount of his beneficial ownership in the securities purchase agreement with us pursuant to which he will not exercise his warrants if, following such exercise, he would own more than 4.99% of our issued and outstanding shares of Common Stock. Henry Padinha has sole voting and dispositive power over the securities held by Padinha Management Trust DTD 8-12-2021. The address of Padinha Management Trust DTD 8-12-2021is 618 Vendemmia Bend, Lakeway TX 78738.

(38)

Based upon information provided by Alexandre N Palma, Alexandre N Palma is the beneficial owner of 42,458 shares of Common Stock and a warrant to purchase 29,729 shares of Common Stock. Alexandre N Palma has a limitation on the amount of his beneficial ownership in the securities purchase agreement with us pursuant to which he will not exercise his warrants if, following such exercise, he would own more than 4.99% of our issued and outstanding shares of Common Stock. The securities are directly held by Alexandre N Palma. The address of Alexandre N Palma is 4741 Balmoral Way NE, Marietta GA 30068.

(39)	Based upon information provided by Paul Harman, Paul Harman is the beneficial owner of 31,250 shares of Common Stock and a warrant to purchase 15,625 shares of Common Stock. Paul Harman has a limitation on the amount of his beneficial ownership in the securities purchase agreement with us pursuant to which he will not exercise his warrants if, following such exercise, he would own more than 4.99% of our issued and outstanding shares of Common Stock. The securities are directly held by Paul Harman. The address of Paul Harman is 10717 Rising Sun Dr, Bakersfield CA 93312.
(40)

Based upon information provided by Brian L Heckler Revoc Trust DTD 3-4-2005, Brian L Heckler Revoc Trust DTD 3-4-2005 is the beneficial owner of 37,750 shares of Common Stock and a warrant to purchase 27,125 shares of Common Stock. Brian L Heckler Revoc Trust DTD 3-4-2005 has a limitation on the amount of its beneficial ownership in the securities purchase agreement with us pursuant to which it will not exercise warrants if, following such exercise, it would own more than 4.99% of our issued and outstanding shares of Common Stock. Brian L Heckler has sole voting and dispositive power over the securities held by Brian L Heckler Revoc Trust DTD 3-4-2005. The address of Brian L Heckler Revoc Trust DTD 3-4-2005 is 1223 Beacon Street, New Smyrna FL 32169.

(41)	Based upon information provided by James M Huber, James M Huber is the beneficial owner of 31,250 shares of Common Stock and a warrant to purchase 15,625 shares of Common Stock. James M Huber has a limitation on the amount of his beneficial ownership in the securities purchase agreement with us pursuant to which he will not exercise his warrants if, following such exercise, he would own more than 4.99% of our issued and outstanding shares of Common Stock. The securities are directly held by James M Huber. The address of James M Huber is 2367 Springside Oval, Brecksville OH 44141.
(42)	Based upon information provided by Kurtis Krentz, Kurtis Krentz is the beneficial owner of 63,250 shares of Common Stock and a warrant to purchase 31,625 shares of Common Stock. Kurtis Krentz has a limitation on the amount of his beneficial ownership in the securities purchase agreement with us pursuant to which he will not exercise his warrants if, following such exercise, he would own more than 4.99% of our issued and outstanding shares of Common Stock. The securities are directly held by Kurtis Krentz. The address of Kurtis Krentz is 34177 N Ironwood Drive, Scottsdale AZ 85266.
(43)	Based upon information provided by James C Leslie, James C Leslie is the beneficial owner of 31,250 shares of Common Stock and a warrant to purchase 27,125 shares of Common Stock. James C Leslie has a limitation on the amount of his beneficial ownership in the securities purchase agreement with us pursuant to which he will not exercise his warrants if, following such exercise, he would own more than 4.99% of our issued and outstanding shares of Common Stock. The securities are directly held by James C Leslie. The address of James C Leslie is 32 Manor Road, Huntington NY 11743.
(44)	Based upon information provided by Chetan R Vagholkar, Chetan R Vagholkar is the beneficial owner of 56,250 shares of Common Stock and a warrant to purchase 34,125 shares of Common Stock. Chetan R Vagholkar has a limitation on the amount of his beneficial ownership in the securities purchase agreement with us pursuant to which he will not exercise his warrants if, following such exercise, he would own more than 4.99% of our issued and outstanding shares of Common Stock. The securities are directly held by Chetan R Vagholkar. The address of Chetan R Vagholkar is 3131 Memorial Ct, Houston TX 77007.
(45)	Based upon information provided by Stephen V Zawoyski, Stephen V Zawoyski is the beneficial owner of 31,250 shares of Common Stock and a warrant to purchase 15,625 shares of Common Stock. Stephen V Zawoyski has a limitation on the amount of his beneficial ownership in the securities purchase agreement with us pursuant to which he will not exercise his warrants if, following such exercise, he would own more than 4.99% of our issued and outstanding shares of Common Stock. The securities are directly held by Stephen V Zawoyski. The address of Stephen V Zawoyski is 5503 Lakeview Dr, Minneapolis MN 55424.
(46)	Based upon information provided by Jeremy William Schlee, Jeremy William Schlee is the beneficial owner of 39,124 shares of Common Stock and a warrant to purchase 25,562 shares of Common Stock. Jeremy William Schlee has a limitation on the amount of his beneficial ownership in the securities purchase agreement with us pursuant to which he will not exercise his warrants if, following such exercise, he would own more than 4.99% of our issued and outstanding shares of Common Stock. The securities are directly held by Jeremy William Schlee. The address of Jeremy William Schlee is 1648 W Division St Unit 705, Chicago IL 60622.
(47)	Based upon information provided by Richard Douglas Nix Revoc Trust DTD 4-28-2019, Richard Douglas Nix Revoc Trust DTD 4-28-2019 is the beneficial owner of 27,082 shares of Common Stock and a warrant to purchase 13,541 shares of common stock. Richard Douglas Nix Revoc Trust DTD 4-28-2019has a limitation on the amount of his beneficial ownership in the securities purchase agreement with us pursuant to which he will not exercise his warrants if, following such exercise, he would own more than 4.99% of our issued and outstanding shares of Common Stock. The securities are directly held by Richard Douglas Nix Revoc Trust DTD 4-28-2019. Richard Douglas Nix has sole voting and dispositive power over the securities held by Richard Douglas Nix Revoc Trust DTD 4-28-2019is 1804 Drury Ln, Nichols Hills OK 73116.
(48)	Based upon information provided by Carlo Alberici, Carlo Alberici is the beneficial owner of 26,040 shares of Common Stock and a warrant to purchase 13,020 shares of Common Stock. Carlo Alberici has a limitation on the amount of his beneficial ownership in the securities purchase agreement with us pursuant to which he will not exercise his warrants if, following such exercise, he would own more than 4.99% of our issued and outstanding shares of Common Stock. The securities are directly held by Carlo Alberici. The address of Carlo Alberici is 560 Lexington Ave, New York, NY 10022.
(49)	Based upon information provided by Joseph Michael Buonaiuto, Joseph Michael Buonaiuto is the beneficial owner of 26,040 shares of Common Stock and a warrant to purchase 13,020 shares of common stock. Joseph Michael Buonaiuto has a limitation on the amount of his beneficial ownership in the securities purchase agreement with us pursuant to which he will not exercise his warrants if, following such exercise, he would own more than 4.99% of our issued and outstanding shares of Common Stock. The securities are directly held by Joseph Michael Buonaiuto. The address of Joseph Michael Buonaiuto is 9784 Kingston Cir, Powell OH 4365.

(50)	Based upon information provided by Joseph M DiAngelo, Joseph M DiAngelo is the beneficial owner of 26,040 shares of Common Stock and a warrant to purchase 13,020 shares of common stock. Joseph M DiAngelo has a limitation on the amount of his beneficial ownership in the securities purchase agreement with us pursuant to which he will not exercise his warrants if, following such exercise, he would own more than 4.99% of our issued and outstanding shares of Common Stock. The securities are directly held by Joseph M DiAngelo. The address of Joseph M DiAngelo is 9039 Portofino Place, Dublin OH 43016.
(51)	Based upon information provided by Ariel Fernandez, Ariel Fernandez and Andrea Fernandez are the beneficial owners of 26,040 shares of Common Stock and a warrant to purchase 13,020 shares of Common Stock. Ariel Fernandez and Andrea Fernandez have a limitation on the amount of beneficial ownership in the securities purchase agreement with us pursuant to which Ariel Fernandez will not exercise warrants if, following such exercise, Ariel Fernandez and Andrea Fernandez would own more than 4.99% of our issued and outstanding shares of Common Stock. The securities are directly and jointly held by Ariel Fernandez and Andrea Fernandez. The address of Ariel Fernandez is PO Box 57, Loma Linda CA 92354.
(52)	Based upon information provided by Keith Fleischmann, Keith Fleischmann is the beneficial owner of 26,040 shares of Common Stock and a warrant to purchase 13,020 shares of Common Stock. Keith Fleischmann has a limitation on the amount of his beneficial ownership in the securities purchase agreement with us pursuant to which he will not exercise his warrants if, following such exercise, he would own more than 4.99% of our issued and outstanding shares of Common Stock. The securities are directly held by Keith Fleischmann. The address of Keith Fleischmann is 15455 Albright St, Pacific Palis CA 90272.
(53)	Based upon information provided by Richard Kunihira, Richard Kunihira is the beneficial owner of 26,040 shares of Common Stock and a warrant to purchase 13,020 shares of Common Stock. Richard Kunihira has a limitation on the amount of his beneficial ownership in the securities purchase agreement with us pursuant to which he will not exercise his warrants if, following such exercise, he would own more than 4.99% of our issued and outstanding shares of Common Stock. The securities are directly held by Richard Kunihira. The address of Richard Kunihira is 26433 Margarita Lane, Loma Linda CA 92354.
(54)	Based upon information provided by Steven R Lilley, Steven R Lilley is the beneficial owner of 26,040 shares of Common Stock and a warrant to purchase 13,020 shares of common stock. Steven R Lilley has a limitation on the amount of his beneficial ownership in the securities purchase agreement with us pursuant to which he will not exercise his warrants if, following such exercise, he would own more than 4.99% of our issued and outstanding shares of Common Stock. The securities are directly held by Steven R Lilley. The address of Steven R Lilley is 534 CR 4621, Winnsboro TX 75494.
(55)	Based upon information provided by Nicholas L Miller, Nicholas L Miller is the beneficial owner of 26,040 shares of Common Stock and a warrant to purchase 13,020 shares of common stock. Nicholas L Miller has a limitation on the amount of his beneficial ownership in the securities purchase agreement with us pursuant to which he will not exercise his warrants if, following such exercise, he would own more than 4.99% of our issued and outstanding shares of Common Stock. The securities are directly held by Nicholas L Miller. The address of Nicholas L Miller is 825 Las Palmas Dr, Santa Barbara CA 93110.
(56)	Based upon information provided by Aaron Resnick, Aaron Resnick is the beneficial owner of 26,040 shares of Common Stock and a warrant to purchase 13,020 shares of Common Stock. Aaron Resnick has a limitation on the amount of his beneficial ownership in the securities purchase agreement with us pursuant to which he will not exercise his warrants if, following such exercise, he would own more than 4.99% of our issued and outstanding shares of Common Stock. The securities are directly held by Aaron Resnick. The address of Aaron Resnick is 450 Alton Road Unit 2202, Miami Beach FL 33139.
(57)	Based upon information provided by James Somers, James Somers is the beneficial owner of 26,040 shares of Common Stock and a warrant to purchase 13,020 shares of common stock. James Somers has a limitation on the amount of his beneficial ownership in the securities purchase agreement with us pursuant to which he will not exercise his warrants if, following such exercise, he would own more than 4.99% of our issued and outstanding shares of Common Stock. The securities are directly held by James Somers. The address of James Somers is 2471 North 91 St, Milwaukee WI 53226.
(58)	Based upon information provided by John Stadtler, John Stadtler is the beneficial owner of 26,040 shares of Common Stock and a warrant to purchase 36,020 shares of common stock. John Stadtler has a limitation on the amount of his beneficial ownership in the securities purchase agreement with us pursuant to which he will not exercise his warrants if, following such exercise, he would own more than 4.99% of our issued and outstanding shares of Common Stock. The securities are directly held by John Stadtler. The address of John Stadtler is 1080 North Street, Walpole MA 02081.

(59)	Based upon information provided by Eugene Zaino, Eugene Zaino is the beneficial owner of 26,040 shares of Common Stock and a warrant to purchase 36,020 shares of Common Stock. Eugene Zaino has a limitation on the amount of his beneficial ownership in the securities purchase agreement with us pursuant to which he will not exercise his warrants if, following such exercise, he would own more than 4.99% of our issued and outstanding shares of Common Stock. The securities are directly held by Eugene Zaino. The address of Eugene Zaino is 8100 Navidad Drive, Austin TX 78735.
(60)	Based upon information provided by Carol Matsui, Carol Matsui is the beneficial owner of 26,040 shares of Common Stock and a warrant to purchase 13,020 shares of Common Stock. Carol Matsui has a limitation on the amount of her beneficial ownership in the securities purchase agreement with us pursuant to which Carol Matsui will not exercise her warrants if, following such exercise, Carol Matsui would own more than 4.99% of our issued and outstanding shares of Common Stock. The securities are directly held by Carol Matsui. The address of Carol Matsui is 1420 W Badillo St, San Dims CA 91773.
(61)	Based upon information provided by Louis A Defalco Trust DTD 5-1-2017, Louis A Defalco Trust DTD 5-1-2017 is the beneficial owner of 23,958 shares of Common Stock and a warrant to purchase 11,979 shares of common stock. Louis A Defalco Trust DTD 5-1-2017 has a limitation on the amount of his beneficial ownership in the securities purchase agreement with us pursuant to which he will not exercise his warrants if, following such exercise, he would own more than 4.99% of our issued and outstanding shares of Common Stock. Louis A Defalco has sole voting and dispositive power over the securities held by Louis A Defalco Trust DTD 5-1-2017. The address of Louis A Defalco Trust DTD 5-1-2017 is 521 S Wright Street, Naperville IL 60540.
(62)	Based upon information provided by Michael J Muldoon, Michael J Muldoon is the beneficial owner of 20,832 shares of Common Stock and a warrant to purchase 10,416 shares of Common Stock. Michael J Muldoon has a limitation on the amount of his beneficial ownership in the securities purchase agreement with us pursuant to which he will not exercise his warrants if, following such exercise, he would own more than 4.99% of our issued and outstanding shares of Common Stock. The securities are directly held by Michael J Muldoon. The address of Michael J Muldoon is 3106 Lake Shore Blvd, Jacksonville FL 32210.
(63)	Based upon information provided by The Snow Family Trust DTD 6-4-2021, The Snow Family Trust DTD 6-4-2021 is the beneficial owner of 20,832 shares of Common Stock and a warrant to purchase 21,916 shares of Common Stock. The Snow Family Trust DTD 6-4-2021 has a limitation on the amount of his beneficial ownership in the securities purchase agreement with us pursuant to which he will not exercise his warrants if, following such exercise, he would own more than 4.99% of our issued and outstanding shares of Common Stock. Michael Snow has sole voting and dispositive power over the securities held by The Snow Family Trust DTD 6-4-2021. The address of The Snow Family Trust DTD 6-4-2021 is 1920 S Pacific Coast Hwy 111, Redondo Beach CA 90277.
(64)	Based upon information provided by James Douglas Summa, James Douglas Summa is the beneficial owner of 20,832 shares of Common Stock and a warrant to purchase 10,416 shares of common stock. James Douglas Summa has a limitation on the amount of his beneficial ownership in the securities purchase agreement with us pursuant to which he will not exercise his warrants if, following such exercise, he would own more than 4.99% of our issued and outstanding shares of Common Stock. The securities are directly held by James Douglas Summa. The address of James Douglas Summa is 39 Vestry Street Apt 5A, New York NY 10013.
(65)	Based upon information provided by Joseph William Glodek, Joseph William Glodek is the beneficial owner of 20,832 shares of Common Stock and a warrant to purchase 10,416 shares of common stock. Joseph William Glodek has a limitation on the amount of his beneficial ownership in the securities purchase agreement with us pursuant to which he will not exercise his warrants if, following such exercise, he would own more than 4.99% of our issued and outstanding shares of Common Stock. The securities are directly held by Joseph William Glodek. The address of Joseph William Glodek is 80 Renaissance Blvd, Somerset NJ 08873.
(66)

Based upon information provided by Timothy Robert Fisk, Kristin L Smallwood and Timothy Robert Fisk are the beneficial owners of 20,832 shares of Common Stock and a warrant to purchase 19,666 shares of common stock. Kristin L Smallwood and Timothy Robert Fisk have a limitation on the amount of beneficial ownership in the securities purchase agreement with us pursuant to which they will not exercise warrants if, following such exercise, they would own more than 4.99% of our issued and outstanding shares of Common Stock. The securities are jointly and directly held by Kristin L Smallwood and Timothy Robert Fisk. The address of Kristin L Smallwood and Timothy Robert Fisk is 460 Linden Road, Birmingham MI 48009.

(67)	Based upon information provided by Michael F Quinlan, Michael F Quinlan is the beneficial owner of 15,624 shares of Common Stock and a warrant to purchase 7,812 shares of common stock. Michael F Quinlan has a limitation on the amount of his beneficial ownership in the securities purchase agreement with us pursuant to which he will not exercise his warrants if, following such exercise, he would own more than 4.99% of our issued and outstanding shares of Common Stock. The securities are directly held by Michael F Quinlan. The address of Michael F Quinlan is 195 King Caesar Rd, Duxbury MA 48009.

(68)	Based upon information provided by Peter D Raymond Revoc Trust DTD 11-23-2012, Peter D Raymond Revoc Trust DTD 11-23-2012 is the beneficial owner of 15,624 shares of Common Stock and a warrant to purchase 7,812 shares of Common Stock. Peter D Raymond Revoc Trust DTD 11-23-2012 has a limitation on the amount of his beneficial ownership in the securities purchase agreement with us pursuant to which he will not exercise his warrants if, following such exercise, he would own more than 4.99% of our issued and outstanding shares of Common Stock. Peter D Raymond has sole voting and dispositive power over the securities held by Revoc Trust DTD 11-23-2012. The address of Peter D Raymond Revoc Trust DTD 11-23-2012 is 11707 Blue Smoke Trail, Reston VA 20191.
(69)	Based upon information provided by Timothy S Vitale, Timothy S Vitale is the beneficial owner of 15,624 shares of Common Stock and a warrant to purchase 7,812 shares of Common Stock. Timothy S Vitale has a limitation on the amount of his beneficial ownership in the securities purchase agreement with us pursuant to which he will not exercise his warrants if, following such exercise, he would own more than 4.99% of our issued and outstanding shares of Common Stock. The securities are directly held by Timothy S Vitale. The address of Timothy S Vitale is 345 Brookside Avenue, Allendale NJ 07401.
(70)	Based upon information provided by Rocco Brescia, Rocco Brescia is the beneficial owner of 25,624 shares of Common Stock and a warrant to purchase 13,312 shares of Common Stock. Rocco Brescia has a limitation on the amount of his beneficial ownership in the securities purchase agreement with us pursuant to which he will not exercise his warrants if, following such exercise, he would own more than 4.99% of our issued and outstanding shares of Common Stock. The securities are directly held by Rocco Brescia. The address of Rocco Brescia is 38 Faenza, Newport Coast CA 92657.
(71)	Based upon information provided by Mark R Demich, Mark R Demich is the beneficial owner of 13,540 shares of Common Stock and a warrant to purchase 16,020 shares of Common Stock. Mark R Demich has a limitation on the amount of his beneficial ownership in the securities purchase agreement with us pursuant to which he will not exercise his warrants if, following such exercise, he would own more than 4.99% of our issued and outstanding shares of Common Stock. The securities are directly held by Mark R Demich. The address of Mark R Demich is 12 Cross Hwy Unit B, Westport CT 06880.
(72)	Based upon information provided by Jonathan Ansbacher, Jonathan Ansbacher is the beneficial owner of 19,500 shares of Common Stock and a warrant to purchase 6,250 shares of common stock. Jonathan Ansbacher has a limitation on the amount of his beneficial ownership in the securities purchase agreement with us pursuant to which he will not exercise his warrants if, following such exercise, he would own more than 4.99% of our issued and outstanding shares of Common Stock. The securities are directly held by Jonathan Ansbacher. The address of Jonathan Ansbacher is 71 Birch Lane, Massapequa Park, NY 11762.
(73)	Based upon information provided by Kevin M Borkowski, Kevin M Borkowski is the beneficial owner of 24,416 shares of Common Stock and a warrant to purchase 12,208 shares of Common Stock. Kevin M Borkowski has a limitation on the amount of his beneficial ownership in the securities purchase agreement with us pursuant to which he will not exercise his warrants if, following such exercise, he would own more than 4.99% of our issued and outstanding shares of Common Stock. The securities are directly held by Kevin M Borkowski. The address of Kevin M Borkowski is 17143 Harcombe Drive, Charlotte NC 28277.
(74)	Based upon information provided by MB Generational Trust 2020 DTD 12-02-2020, MB Generational Trust 2020 DTD 12-02-2020 is the beneficial owner of 10,416 shares of Common Stock and a warrant to purchase 21,208 shares of Common Stock. MB Generational Trust 2020 DTD 12-02-2020 has a limitation on the amount of his beneficial ownership in the securities purchase agreement with us pursuant to which she will not exercise his warrants if, following such exercise, she would own more than 4.99% of our issued and outstanding shares of Common Stock. Nadia L Boyer has sole voting and dispositive power over the securities held by MB Generational Trust 2020 DTD 12-02-2020. The address of MB Generational Trust 2020 DTD 12-02-2020 is 224 Beachside Cove, Locust Grove VA 22508.
(75)	Based upon information provided by Jeffrey Ronald Boyle, Jeffrey Ronald Boyle is the beneficial owner of 16,916 shares of Common Stock and a warrant to purchase 16,708 shares of Common Stock. Jeffrey Ronald Boyle has a limitation on the amount of his beneficial ownership in the securities purchase agreement with us pursuant to which he will not exercise his warrants if, following such exercise, he would own more than 4.99% of our issued and outstanding shares of Common Stock. The securities are directly held by Jeffrey Ronald Boyle. The address of Jeffrey Ronald Boyle is 23881 Jasmine Lake Dr, Bonita Springs FL 34135.
(76)	Based upon information provided by Vaidyanathan Chandrashekhar, Vaidyanathan Chandrashekhar is the beneficial owner of 19,616 shares of Common Stock and a warrant to purchase 5,208 shares of Common Stock. Vaidyanathan Chandrashekhar has a limitation on the amount of his beneficial ownership in the securities purchase agreement with us pursuant to which he will not exercise his warrants if, following such exercise, he would own more than 4.99% of our issued and outstanding shares of Common Stock. The securities are directly held by Vaidyanathan Chandrashekhar. The address of Vaidyanathan Chandrashekhar is 30 Hawthorn Dr, Westfield NJ 07090.

(77)	Based upon information provided by James Damato, James Damato is the beneficial owner of 10,416 shares of Common Stock and a warrant to purchase 12,208 shares of Common Stock. James Damato has a limitation on the amount of his beneficial ownership in the securities purchase agreement with us pursuant to which he will not exercise his warrants if, following such exercise, he would own more than 4.99% of our issued and outstanding shares of Common Stock. The securities are directly held by James Damato. The address of James Damato is 1900 Stone Brook, Chapel Hill NC 27517.
(78)	Based upon information provided by Michael L Desautels, Michael L Desautels is the beneficial owner of 10,416 shares of Common Stock and a warrant to purchase 5,208 shares of Common Stock. Michael L Desautels has a limitation on the amount of his beneficial ownership in the securities purchase agreement with us pursuant to which he will not exercise his warrants if, following such exercise, he would own more than 4.99% of our issued and outstanding shares of Common Stock. The securities are directly held by Michael L Desautels. The address of Michael L Desautels is 4028 Mayors Ct, Sarasota FL 34240.
(79)	Based upon information provided by Scott J Gehsmann, Scott J Gehsmann is the beneficial owner of 10,416 shares of Common Stock and a warrant to purchase 5,208 shares of Common Stock. Scott J Gehsmann has a limitation on the amount of his beneficial ownership in the securities purchase agreement with us pursuant to which he will not exercise his warrants if, following such exercise, he would own more than 4.99% of our issued and outstanding shares of Common Stock. The securities are directly held by Scott J Gehsmann. The address of Scott J Gehsmann is 4 Canfield Terrace, Morristown NJ 07960.
(80)	Based upon information provided by Horan Living Trust DTD 8-24-2015, Horan Living Trust DTD 8-24-2015 is the beneficial owner of 10,416 shares of Common Stock and a warrant to purchase 5,208 shares of Common Stock. Horan Living Trust DTD 8-24-2015 has a limitation on the amount of his beneficial ownership in the securities purchase agreement with us pursuant to which he will not exercise his warrants if, following such exercise, he would own more than 4.99% of our issued and outstanding shares of Common Stock. John P Horan holds sole voting and dispositive power over the securities held by Horan Living Trust DTD 8-24-2015. The address of Horan Living Trust DTD 8-24-2015 is 4887 Hogback Ride Rd, Morrison CO 80465.
(81)	Based upon information provided by Keith Jackson, Keith Jackson is the beneficial owner of 10,416 shares of Common Stock and a warrant to purchase 5,208 shares of common stock. Keith Jackson has a limitation on the amount of his beneficial ownership in the securities purchase agreement with us pursuant to which he will not exercise his warrants if, following such exercise, he would own more than 4.99% of our issued and outstanding shares of Common Stock. The securities are directly held by Keith Jackson. The address of Keith Jackson is 213 Pumpkin Place, Richmond VA 23236.
(82)	Based upon information provided by John Klinge, John Klinge is the beneficial owner of 10,416 shares of Common Stock and a warrant to purchase 5,208 shares of common stock. John Klinge has a limitation on the amount of his beneficial ownership in the securities purchase agreement with us pursuant to which he will not exercise his warrants if, following such exercise, he would own more than 4.99% of our issued and outstanding shares of Common Stock. The securities are directly held by John Klinge. The address of John Klinge is 210 Keith Lane, Lake Forest IL 60045.
(83)	Based upon information provided by Jedidiah Marshall, Jedidiah Marshall is the beneficial owner of 12,416 shares of Common Stock and a warrant to purchase 9,708 shares of common stock. Jedidiah Marshall has a limitation on the amount of his beneficial ownership in the securities purchase agreement with us pursuant to which he will not exercise his warrants if, following such exercise, he would own more than 4.99% of our issued and outstanding shares of Common Stock. The securities are directly held by Jedidiah Marshall. The address of Jedidiah Marshall is 82 Hopedale St, Hopedale MA 01747.
(84)	Based upon information provided by Mark J Moran, Mark J Moran is the beneficial owner of 10,416 shares of Common Stock and a warrant to purchase 5,208 shares of Common Stock. Mark J Moran has a limitation on the amount of his beneficial ownership in the securities purchase agreement with us pursuant to which he will not exercise his warrants if, following such exercise, he would own more than 4.99% of our issued and outstanding shares of Common Stock. The securities are directly held by Mark J Moran. The address of Mark J Moran is 225 Crescent Ave, Wyckoff NJ 07481.
(85)	Based upon information provided by Jorge Morazzani, Jorge Morazzani is the beneficial owner of 10,416 shares of Common Stock and a warrant to purchase 5,208 shares of Common Stock. Jorge Morazzani has a limitation on the amount of his beneficial ownership in the securities purchase agreement with us pursuant to which he will not exercise his warrants if, following such exercise, he would own more than 4.99% of our issued and outstanding shares of Common Stock. The securities are directly held by Jorge Morazzani. The address of Jorge Morazzani is 2606 Powdermill Lane, Vienna VA 22181.

(86)	Based upon information provided by Michael P Quackenbush Jr., Michael P Quackenbush Jr. is the beneficial owner of 10,416 shares of Common Stock and a warrant to purchase 5,208 shares of Common Stock. Michael P Quackenbush Jr. has a limitation on the amount of his beneficial ownership in the securities purchase agreement with us pursuant to which he will not exercise his warrants if, following such exercise, he would own more than 4.99% of our issued and outstanding shares of Common Stock. The securities are directly held by Michael P Quackenbush Jr. The address of Michael P Quackenbush Jr. is 3313 W Bay Villa Ave, Tampa FL 33611.
(87)	Based upon information provided by Donald P Sesterhenn, Donald P Sesterhenn is the beneficial owner of 10,416 shares of Common Stock and a warrant to purchase 5,208 shares of common stock. Donald P Sesterhenn has a limitation on the amount of his beneficial ownership in the securities purchase agreement with us pursuant to which he will not exercise his warrants if, following such exercise, he would own more than 4.99% of our issued and outstanding shares of Common Stock. The securities are directly held by Donald P Sesterhenn. The address of Donald P Sesterhenn is 3410 Raymond Court, Racine WI 53405.
(88)	Based upon information provided by Philip B Sheibley, Philip B Sheibley is the beneficial owner of 9,374 shares of Common Stock and a warrant to purchase 4,687 shares of Common Stock. Mr. Sheibley has a limitation on the amount of his beneficial ownership in the securities purchase agreement with us pursuant to which he will not exercise his warrants if, following such exercise, he would own more than 4.99% of our issued and outstanding shares of Common Stock. The securities are directly held by Mr. Sheibley. The address of Mr. Sheibley is 9 Top Sail Rd, Norwalk CT 06853. Philip B Sheibley is a member of our board of directors.
(89)	Based upon information provided by Todd Q Swanson, Todd Q Swanson is the beneficial owner of 312,500 shares of Common Stock and a warrant to purchase 156,250 shares of Common Stock. Todd Q Swanson has a limitation on the amount of his beneficial ownership in the securities purchase agreement with us pursuant to which he will not exercise his warrants if, following such exercise, he would own more than 4.99% of our issued and outstanding shares of Common Stock. The securities are directly held by Todd Q Swanson. The address of Todd Q Swanson is 1357 Ashford Ave, San Juan PR 00907.
(90)	Based upon information provided by Roger Weiss, Roger Weiss and Alice Weiss are the beneficial owners of 335,384 shares of Common Stock and a warrant to purchase 78,125 shares of Common Stock. Roger Weiss and Alice Weiss have a limitation on the amount of his beneficial ownership in the securities purchase agreement with us pursuant to which he will not exercise his warrants if, following such exercise, he would own more than 4.99% of our issued and outstanding shares of Common Stock. The securities are directly and jointly held by Roger Weiss and Alice Weiss. The address of Roger Weiss is 162 E Brookside Dr, Larchmont NY 10538.
(91)	Based upon information provided by Andrew J Theising, Andrew J Theising is the beneficial owner of 20,832 shares of Common Stock and a warrant to purchase 10,416 shares of Common Stock. Andrew J Theising has a limitation on the amount of his beneficial ownership in the securities purchase agreement with us pursuant to which he will not exercise his warrants if, following such exercise, he would own more than 4.99% of our issued and outstanding shares of Common Stock. The securities are directly held by Andrew J Theising. The address of Andrew J Theising is 8005 Briarwood Dr, Evansville IN 47715.
(92)	Based upon information provided by Franklin A Ross, Franklin A Ross is the beneficial owner of 18,750 shares of Common Stock and a warrant to purchase 9,375 shares of common stock. Franklin A Ross has a limitation on the amount of his beneficial ownership in the securities purchase agreement with us pursuant to which he will not exercise his warrants if, following such exercise, he would own more than 4.99% of our issued and outstanding shares of Common Stock. The securities are directly held by Franklin A Ross. The address of Franklin A Ross is 188 Brookline Ave Unit 22K, Boston MA 02215.
(93)

Based upon information provided by Rostislav Raykov, Rostislav Raykov is the beneficial owner of 260,416 shares of Common Stock and a warrant to purchase 130,208 shares of Common Stock. Rostislav Raykov has a limitation on the amount of his beneficial ownership in the securities purchase agreement with us pursuant to which he will not exercise his warrants if, following such exercise, he would own more than 4.99% of our issued and outstanding shares of Common Stock. The securities are directly held by Rostislav Raykov. The address of Rostislav Raykov is 221 Ashland Rd, Summit, NJ 07901.

(94)

Based upon information provided by Daniel F Potter, Daniel F Potter is the beneficial owner of 1,010,282 shares of Common Stock and a warrant to purchase 338,541 shares of Common Stock. Daniel F Potter has a limitation on the amount of his beneficial ownership in the securities purchase agreement with us pursuant to which he will not exercise his warrants if, following such exercise, he would own more than 4.99% of our issued and outstanding shares of Common Stock. The securities are directly held by Daniel F Potter. The address of Daniel F Potter is 1428 Callie Wilson, Apt 1D, San Juan PR 00907.

(95)	Based upon information provided by Christopher S. Davis, Christopher S. Davis is the beneficial owner of 208,332 shares of Common Stock and a warrant to purchase 104,166 shares of Common Stock. Christopher S. Davis has a limitation on the amount of his beneficial ownership in the securities purchase agreement with us pursuant to which he will not exercise his warrants if, following such exercise, he would own more than 4.99% of our issued and outstanding shares of Common Stock. The securities are directly held by Christopher S. Davis. The address of Christopher S Davis is 65 South Edward Square, London UK W86HL.
(96)	Based upon information provided by Maryam Ettehadieh Family Trust DTD 3-17-2015, Maryam Ettehadieh Family Trust DTD 3-17-2015 is the beneficial owner of 156,250 shares of Common Stock and a warrant to purchase 78,125 shares of Common stock. Maryam Ettehadieh Family Trust DTD 3-17-2015 has a limitation on the amount of his beneficial ownership in the securities purchase agreement with us pursuant to which she will not exercise his warrants if, following such exercise, she would own more than 4.99% of our issued and outstanding shares of Common Stock. Maryam Ettehadieh holds sole voting and dispositive power over the securities held by Maryam Ettehadieh Family Trust DTD 3-17-2015. The address of Maryam Ettehadieh Family Trust DTD 3-17-2015 is 65 South Edward Square, London UK W86HL.
(97)

Based upon information provided by Leila Ettehadieh Family Trust DTD 3-15-2015, Leila Ettehadieh Family Trust DTD 3-15-2015is the beneficial owner of 156,250 shares of Common Stock and a warrant to purchase 78,125 shares of common stock. Leila Ettehadieh Family Trust DTD 3-15-2015 has a limitation on the amount of beneficial ownership in the securities purchase agreement with us pursuant to which it will not exercise the warrants if, following such exercise, it would own more than 4.99% of our issued and outstanding shares of Common Stock. Maryam Ettehadieh holds sole voting and dispositive power over the securities held by Leila Ettehadieh Family Trust DTD 3-15-2015. The address of Leila Ettehadieh Family Trust DTD 3-15-2015is 65 South Edward Square, London UK W86HL.

(98)	Based upon information provided by Thurston Street Capital LLC, Thurston Street Capital LLC is the beneficial owner of 104,166 shares of Common Stock and a warrant to purchase 52,083 shares of Common stock. Thurston Street Capital LLC has a limitation on the amount of his beneficial ownership in the securities purchase agreement with us pursuant to which it will not exercise his warrants if, following such exercise, it would own more than 4.99% of our issued and outstanding shares of Common Stock. William Meehan has voting and dispositive control of shares owned by Thurston Street Capital LLC. The address of Thurston Street Capital LLC is 1500 Dorothy Ln, Newport Beach CA 92660.
(99)

Based upon information provided by Manchester Explorer LP, Manchester Explorer LP is the beneficial owner of 3,805,575 shares of Common Stock and a warrant to purchase 913,927 shares of Common Stock. James Besser, our Chief Executive Officer, is a managing member of Manchester Explorer LP, and Mr. Besser has shared voting and dispositive control of shares owned by Manchester Explorer LP. Mr. Besser disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. The address of Manchester Explorer LP is 2 Calle Candina, Apt 1701, San Juan, PR 00907.

(100)	Based upon information provided by Michael M. Kellen Descendents 2012 GST Trust, Michael M. Kellen Descendents 2012 GST Trust is the beneficial owner of 1,233,333 shares of Common Stock, and 520,832 shares of Common Stock and a warrant to purchase 260,416 shares of Common Stock issued in the Private Placement. Michael M. Kellen Descendents 2012 GST Trust has a limitation on the amount of its beneficial ownership in the securities purchase agreement with us pursuant to which it will not exercise its warrants if, following such exercise, it would own more than 4.99% of our issued and outstanding shares of Common Stock. Denise Kellen has voting and dispositive control of shares owned by Michael M. Kellen Descendents 2012 GST Trust. The address of Michael M. Kellen Descendents 2012 GST Trust is 1345 Ave of the Americas 47 FL, New York NY 10105.
(101)	Based upon information provided by 683 Capital Management LLC, 683 Capital Management LLC is the beneficial owner of 1,980,000 shares of Common Stock and a warrant to purchase 887,156 shares of Common Stock. 683 Capital Management LLC has a limitation on the amount of its beneficial ownership in the securities purchase agreement with us pursuant to which it will not exercise its warrants if, following such exercise, it would own more than 4.99% of our issued and outstanding shares of Common Stock. Ari Zweiman is the managing member of 683 Capital Management, LLC. As a result, Mr. Zweiman may also be deemed to beneficially own the shares held by 683 Capital Management LLC. Mr. Zweiman disclaims beneficial ownership of such shares, except to the extent of its or his pecuniary interest therein (if any). The address of 683 Capital Management LLC is 1700 Broadway Suite 4200, New York NY 10019.
(102)	Based upon information provided by Solas Capital Partners, LP, Solas Capital Partners, LP is the beneficial owner of 231,060 shares of Common Stock and a warrant to purchase 26,470 shares of Common Stock. Solas Capital Partners, LP has a limitation on the amount of its beneficial ownership in the securities purchase agreement with us pursuant to which it will not exercise its warrants if, following such exercise, it would own more than 4.99% of our issued and outstanding shares of Common Stock. Tucker Golden, the managing member of the general partner of Solas Capital Partners, LP, exercises voting and dispositive power over the shares being offered under this prospectus. The address of Solas Capital Partners, LP is 1062 Post Road, Floor 2, Darien CT 06820.

(103)	Based upon information provided by Solas Capital Partners II, LP, Solas Capital Partners II, LP is the beneficial owner of 255,285 shares of Common Stock and a warrant to purchase 30,094 shares of Common Stock. Solas Capital Partners II, LP has a limitation on the amount of its beneficial ownership in the securities purchase agreement with us pursuant to which it will not exercise its warrants if, following such exercise, it would own more than 4.99% of our issued and outstanding shares of Common Stock. Tucker Golden, the managing member of the general partner of Solas Capital Partners II, LP, exercises voting and dispositive power over the shares being offered under this prospectus. The address of Solas Capital Partners II, LP is 1062 Post Road, Floor 2, Darien CT 06820.
(104)	Based upon information provided by Blackwell Partners LLC Series A, Blackwell Partners LLC Series A is the beneficial owner of 2,757,130 shares of Common Stock and a warrant to purchase 324,626 shares of Common Stock. Blackwell Partners LLC Series A has a limitation on the amount of its beneficial ownership in the securities purchase agreement with us pursuant to which it will not exercise its warrants if, following such exercise, it would own more than 4.99% of our issued and outstanding shares of Common Stock. Nantahala Capital Management, LLC is a Registered Investment Adviser and has been delegated the legal power to vote and/or direct the disposition of the securities held by Blackwell Partners LLC – Series A, as a General Partner, Investment Manager, or Sub-Advisor and would be considered the beneficial owner of such securities. The above shall not be deemed to be an admission by the record owners or these Selling Stockholders that they are themselves beneficial owners of these securities for purposes of Section 13(d) of the Exchange Act, or any other purpose. Wilmot Harkey and Daniel Mack are managing members of Nantahala Capital Management, LLC and may be deemed to have voting and dispositive power over the shares held by Blackwell Partners LLC – Series A. The address for Nantahala Capital Management, LLC is 130 Main St. 2nd Floor, New Canaan, CT 06840. The address of Blackwell Partners LLC Series A is 280 S. Mangum Street, Suite 210, Durham NC 27701.
(105)	Based upon information provided by Alyeska Master Fund, LP, Alyeska Master Fund, LP is the beneficial owner of 666,666 shares of publicly traded Common Stock, and 1,041,666 shares of Common Stock and a warrant to purchase 520,833 shares of Common Stock issued in the Private Placement. Alyeska Master Fund, LP has a limitation on the amount of its beneficial ownership in the securities purchase agreement with us pursuant to which it will not exercise its warrants if, following such exercise, it would own more than 4.99% of our issued and outstanding shares of Common Stock. Alyeska Investment Group, L.P., the investment manager of Alyeska Master Fund, LP, has voting and investment control of the shares held by Alyeska Master Fund, LP. Anand Parekh is the Chief Executive Officer of Alyeska Investment Group, L.P. and may be deemed to be the beneficial owner of such shares. Mr. Parekh, however, disclaims any beneficial ownership of the shares held by Alyeska Master Fund, LP. The address of Alyeska Master Fund, LP is 77 W Wacker Suite 700, Chicago IL 60601.
(106)	Based upon information provided by District 2 Capital Fund LP (“District 2 CF”), District 2 CF is the beneficial owner of 117,627 shares of publicly traded Common Stock, and 260,416 shares of Common Stock and a warrant to purchase 130,208 shares of Common Stock issued in the Private Placement. District 2 CF has a limitation on the amount of its beneficial ownership in the securities purchase agreement with us pursuant to which it will not exercise its warrants if, following such exercise, it would own more than 4.99% of our issued and outstanding shares of Common Stock. Bigger Capital Fund GP, LLC (“Bigger GP”) is a general partner of Bigger Capital Fund, LP (“Bigger Capital”) and District 2 Capital LP (“District 2”) is the investment manager of District 2 CF. Michael Bigger is the managing member of Bigger GP and District and District 2 Holdings LLC (“District 2 Holdings”), which is the managing member of District 2 GP LLC (“District 2 GP”), the general partner of District 2 CF. Therefore, Mr. Bigger, District 2, District 2 Holdings and District 2 CF may be deemed to be the beneficial owner, and have the shared power to dispose of or direct the disposition, of the shares reported as beneficially owned by District 2 CF and Mr. Bigger and Bigger GP may be deemed to be the beneficial owner, and have the shared power to dispose of or direct the disposition, of the shares reported as beneficially owned by Bigger Capital and District 2 CF. The address of District 2 Capital Fund LP is 14 Wall Street, 2nd Floor, Huntington, NY 11743.

(107)	Based upon information provided by Bigger Capital, Bigger Capital is the beneficial owner of 33,974 shares of Common Stock, and 520,832 shares of Common Stock and a warrant to purchase 260,416 shares of Common Stock issued in the Private Placement. Bigger Capital has a limitation on the amount of its beneficial ownership in the securities purchase agreement with us pursuant to which it will not exercise its warrants if, following such exercise, it would own more than 4.99% of our issued and outstanding shares of Common Stock. Bigger GP is a general partner of Bigger Capital and District 2 is the investment manager of District 2 CF. Michael Bigger is the managing member of Bigger GP and District and District 2 Holdings, which is the managing member of District 2 GP, the general partner of District 2 CF. Therefore, Mr. Bigger, District 2, District 2 Holdings and District 2 CF may be deemed to be the beneficial owner, and have the shared power to dispose of or direct the disposition, of the shares reported as beneficially owned by District 2 CF and Mr. Bigger and Bigger GP may be deemed to be the beneficial owner, and have the shared power to dispose of or direct the disposition, of the shares reported as beneficially owned by Bigger Capital and District 2 CF. The address of Bigger Capital Fund LP is 11700 W Charleston Blvd 170-659, Las Vegas, NV 89135.
(108)	Based upon information provided by Pathfinder Asset Management Ltd., Pathfinder Asset Management Ltd. is the beneficial owner of 520,834 shares of Common Stock and a warrant to purchase 260,417 shares of Common Stock. Pathfinder Asset Management Ltd. has a limitation on the amount of its beneficial ownership in the securities purchase agreement with us pursuant to which it will not exercise its warrants if, following such exercise, it would own more than 4.99% of our issued and outstanding shares of Common Stock. Rob Ballard is the Associate Portfolio Manager of Pathfinder Asset Management Ltd. and has voting and investment power over the shares owned thereby. The address of Pathfinder Asset Management Ltd. is 1450-1066 West Hastings St, Vancouver BC V6E 3X1.
(109)	Each of these Selling Stockholders is affiliated with Newbridge Securities Corporation, a registered broker dealer with a registered address of Newbridge Securities Corporation, 1200 North Federal Highway, Suite 400, Boca Raton, FL 33432, and each has sole voting and dispositive power over the securities held. Bob Spitler has sole voting and dispositive power over the securities held by Newbridge Securities Corporation. The number of shares beneficially owned prior to this offering consist of shares of Common Stock issuable upon exercise of Placement Agent Warrants, which were received as compensation in connection with the Purchase Agreement dated as of March 20, 2025 as well as placement agent warrants issued in connection with the Underwriting Agreement dated as of May 15, 2023. Each of these Selling Stockholders acquired the Placement Agent Warrants in the ordinary course of business and, at the time the Placement Agent Warrants were acquired, each of these Selling Stockholder had no agreement or understanding, directly or indirectly, with any person to distribute such securities.

LEGAL MATTERS

Lucosky Brookman LLP will pass upon certain legal matters relating to the issuance and sale of the securities offered hereby on behalf of Modular Medical, Inc.

EXPERTS

The consolidated financial statements of Modular Medical, Inc. as of and for the years ended March 31, 2024 and 2023 incorporated by reference in this Prospectus and in this Registration Statement to the Annual Report on Form 10-K for the year ended March 31, 2024, have been so incorporated in reliance on the report of Farber Hass Hurley LLP, an independent registered public accounting firm, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in auditing and accounting in giving said report.

WHERE YOU CAN FIND MORE INFORMATION

Available Information

We file reports, proxy statements, and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

Our website address is https://www.modular-medical.com. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

INCORPORATION BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or replaces that statement.

We incorporate by reference our documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” in this prospectus, between the date of this prospectus and the termination of the offering of the securities described in this prospectus. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

●	our Annual Report on Form 10-K for the fiscal year ended March 31, 2024, which was filed on June 21, 2024;

●	the portions of our Definitive Proxy Statement on Schedule 14A for our 2025 Annual Meeting of Stockholders, filed with the SEC on January 24, 2025, specifically incorporated by reference into our Annual Report on Form 10-K for the year ended March 31, 2024;

●	our Quarterly Reports on Form 10-Q for the fiscal quarter ended June 30, 2024, which was filed on August 13, 2024, for the fiscal quarter ended September 30, 2024, which was filed on November 14, 2024, which was amended on November 27, 2024, and for the fiscal quarter ended December 31, 2024, which was filed on February 13, 2025; and

●	our Current Reports on Form 8-K filed April 10, 2024, August 27, 2024, September 5, 2024, November 25, 2024, March 3, 2025 and March 26, 2025.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this Offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents) by writing or telephoning us at the following address:

Modular Medical, Inc.

10470 Thornmint Road

San Diego, California 92127

Attn Corporate Secretary

858-800-3500

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus and any accompanying prospectus supplement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following is an estimate of the expenses (all of which are to be paid by the registrant) that we may incur in connection with the securities being registered hereby.

SEC registration fee	$2,811
Legal fees and expenses*	$25,000
Accounting fees and expenses*	$4,000
Miscellaneous	$1,000
Total*	$32,811

*These fees are estimates.

Item 15. Indemnification of Directors and Officers.

Our Amended and Restated Articles of Incorporation and our Amended Bylaws provide that each person who was or is made a party or is threatened to be made a party to or is otherwise involved (including, without limitation, as a witness) in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was one of our directors or officers or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, whether the basis of such action, suit or proceeding is alleged action in an official capacity as a director, officer or trustee or in any other capacity while serving as a director, officer or trustee, shall be indemnified and held harmless by us to the fullest extent authorized by the Nevada Revised Statutes, or NRS, against all expense, liability and loss (including attorneys’ fees and amounts paid in settlement) reasonably incurred or suffered by such.

NRS 78.7502 permits a corporation to indemnify any director or officer of the corporation against expenses (including attorneys’ fees) and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding brought by reason of the fact that such person is or was a director or officer of the corporation, if such person (i) is not liable pursuant to NRS 78.138 and (ii) acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. In a derivative action (i.e., one brought by or on behalf of the corporation), indemnification may be provided only for expenses actually and reasonably incurred by any director or officer in connection with the defense or settlement of such an action or the suit if such person (i) is not liable pursuant to NRS 78.138 and (ii) acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be provided if such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action or suit was brought or some other court of competent jurisdiction determines that such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Our Amended and Restated Articles of Incorporation provide that the liability of our directors and officers shall be eliminated or limited to the fullest extent permitted by the NRS. NRS 78.138(7) provides that, subject to limited statutory exceptions and unless the articles of incorporation or an amendment thereto (in each case filed on or after October 1, 2003) provide for greater individual liability, a director or officer is not individually liable to a corporation or its shareholders or creditors for any damages as a result of any act or failure to act in his or her capacity as a director or officer unless it is proven that: (i) the act or failure to act constituted a breach of his or her fiduciary duties as a director or officer and (ii) the breach of those duties involved intentional misconduct, fraud or a knowing violation of law.

The foregoing discussion of our Amended and Restated Articles of Incorporation, Amended Bylaws and Nevada law is not intended to be exhaustive and is qualified in its entirety by such Second Amended and Restated Articles of Incorporation, Amended and Restated Bylaws, indemnification agreements, indemnity agreement, or law.

Nevada Revised Statutes provide that a corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expenses.

We have been advised that in the opinion of the SEC, insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and other persons pursuant to the foregoing provisions, or otherwise, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event a claim for indemnification against such liabilities (other than payment of expenses incurred or paid by a director or officer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or other person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 16. Exhibits.

(a) Exhibits

A list of exhibits filed with this registration statement on Form S-3 is set forth on the Exhibit Index and is incorporated herein by reference.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That for the purpose of determining any liability under the Securities Act of 1933 each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the provisions described in Item 14 above, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(7)	The undersigned Registrant hereby undertakes:

(i)	That for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(ii)	That for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and this offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

EXHIBIT INDEX

Exhibit No.	Exhibit Description
4.1	Form of Common Stock Purchase Warrant (incorporated herein by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K filed with the SEC on March 26¸2025)
5.1*	Opinion of Lucosky Brookman LLP
23.1*	Consent of Farber Hass Harley LLP
23.2*	Consent of Lucosky Brookman LLP (reference is made to Exhibit 5.1)
24.1*	Power of Attorney (included on the signature page of this Registration Statement)
107*	Filing Fee Table

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, CA on April 25, 2025.

Modular Medical, Inc.

By:	/s/ James E. Besser
Name:	James E. Besser
Title:	Chief Executive Officer

POWER OF ATTORNEY: KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints James E. Besser and Paul DiPerna, his true and lawful attorneys-in-fact and agents with full power of substitution, for him, and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any registration statement for the same offering covered by the Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his, her, or their substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ James E. Besser	Chief Executive Officer	April 25, 2025
James E. Besser	(Principal Executive Officer)

/s/ Paul DiPerna	Chairman, President, Chief Financial Officer and Treasurer	April 25, 2025
Paul DiPerna	(Principal Financial and Accounting Officer)

/s/ Duane DeSisto	Director	April 25, 2025
Duane DeSisto

/s/ Steven Felsher	Director	April 25, 2025
Steven Felsher

/s/ Morgan C. Frank	Director	April 25, 2025
Morgan C. Frank

/s/ Philip Sheibley	Director	April 25, 2025
Philip Sheibley

/s/ Carmen Volkart	Director	April 25, 2025
Carmen Volkart

/s/ Ellen O’Connor Vos	Director	April 25, 2025
Ellen O’Connor Vos